Exhibit 4.1

Execution Copy

SITKA HOLDINGS, LLC

as Issuer

and

THE BANK OF NEW YORK MELLON

as Trustee and Note Collateral Agent

INDENTURE

DATED AS OF JULY 6, 2021

PROVIDING FOR THE ISSUANCE OF FLOATING RATE SENIOR SECURED NOTES

i

ARTICLE IX

AMENDMENT, SUPPLEMENT OR WAIVER

Section 901.	Without Consent of Holders	66
Section 902.	With Consent of Holders	68
Section 903.	Execution of Amendments, Supplements or Waivers	69
Section 904.	Revocation and Effect of Consents	70
Section 905.	[Reserved]	70
Section 906.	Notation on or Exchange of Notes	70

ARTICLE X

REDEMPTION OF NOTES

Section 1001.	Applicability of Article	70
Section 1002.	Optional Redemption	70
Section 1003.	Election to Redeem; Notice to Trustee	71
Section 1004.	Selection by Trustee of Notes to Be Redeemed	71
Section 1005.	Notice of Redemption	72
Section 1006.	Deposit of Redemption Price	73
Section 1007.	Notes Payable on Redemption Date	73
Section 1008.	Notes Redeemed in Part	74
Section 1009.	Mandatory Redemption Trigger	74

ARTICLE XI

NOTE ENHANCEMENT

Section 1101.	Secured Notes Policy	75
Section 1102.	Claims	75
Section 1103.	Preference Claims, Etc.	75
Section 1104.	Trustee Assignment of Rights	76
Section 1105.	Surrender of Secured Notes Policy	76

ARTICLE XII

COLLATERAL AND SECURITY

Section 1201.	Collateral and Security Documents	76
Section 1202.	Release of Collateral	77
Section 1203.	[Reserved]	78
Section 1204.	Suits to Protect the Collateral	78
Section 1205.	Authorization of Receipt of Funds by the Trustee under the Note Security Documents	79

Section 1206.	Purchaser Protected	79
Section 1207.	Powers Exercisable by Receiver or Trustee	79
Section 1208.	Reports and Certificates Relating to Collateral	79
Section 1209.	Note Collateral Agent	80
Section 1210.	Compensation and Indemnification	84
Section 1211.	The Note Security Documents	84
Section 1212.	Confidentiality	84

Exhibit A	Form of Note	A-1
Exhibit B	Form of Certificate of Transfer	B-1
Exhibit C	Form of Collateral Agreement	C-1
Exhibit D	Form of Ambac Note	D-1

v

INDENTURE, dated as of July 6, 2021 (as amended, supplemented or otherwise modified from time to time, this “Indenture”), between Sitka Holdings, LLC, a limited liability company formed under the laws of the Cayman Islands and wholly owned by AFGI (as defined below), as issuer, and The Bank of New York Mellon, as Trustee and Note Collateral Agent.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with the terms of the Notes and this Indenture, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 101. Definitions.

“AAC” means Ambac Assurance Corporation, a Wisconsin-domiciled insurance company.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “controlled” have meanings correlative thereto. For the avoidance of doubt, no Person will be deemed to control another Person by virtue of acting in an agency, advisory, asset management, investment management, fiduciary or similar capacity.

“AFGI” means Ambac Financial Group, Inc.

“Ambac Event of Default” means (i) an Event of Default under Section 601(c) hereof or (ii) the occurrence of any liquidation or wind-up proceedings initiated by the Company (including, for the avoidance of doubt, any liquidation or wind-up proceedings initiated pursuant to the Company’s constituting documents), other than pursuant to a transaction permitted by Article V.

“Ambac Note” means the $1,175,000,000 promissory note and security agreement to be issued by AAC to the Company on the Issue Date, substantially in the form attached hereto as Exhibit D, which is secured by (a) the right to receive Tier I Net Proceeds, (b) the Capital Stock of Ambac Assurance UK Limited and (c) the Tier I Proceeds Collateral Account.

“Ambac Note Collateral” means the Tier I Net Proceeds, the Capital Stock of Ambac Assurance UK Limited, the Tier I Proceeds Collateral Account and the other collateral described in the Ambac Note.

“Applicable Premium” means, with respect to a Note at an applicable Redemption Date, the excess of (A) the present value at such Redemption Date, calculated as of the date of the applicable redemption notice, of (1) the redemption price of such Note on the date of the applicable redemption notice (such redemption price being equal to 103% of the principal amount thereof) plus (2) all required remaining scheduled interest payments due on such Note through July 6, 2022 (assuming the interest rate in effect on the date on which notice of redemption was given, but excluding accrued and unpaid interest to the applicable Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date, as calculated by the Company or on behalf of the Company by such person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 714 to act on behalf of the Trustee to authenticate Notes.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors, including any state law governed insurance rehabilitation proceeding.

“Benchmark” means, initially, Three-Month LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Company (or its Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(5)

the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Notes.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor and other administrative matters) that the Company (or its Designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decide that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination. For example, if the Three-Month LIBOR will be unavailable as a reference rate immediately following June 30, 2023, as anticipated, then the Benchmark Replacement Date will be June 30, 2023 and the Interest Rate in effect for the Interest Period ending September 30, 2023 will be as calculated at the Reference Time in effect prior to such Benchmark Replacement Date.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).

“Capital Stock” of any Person means any and all shares or units of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Clearstream” means Clearstream Luxembourg, société anonyme, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the assets and properties subject to the Liens created by the Note Security Documents, which shall be comprised of (a) substantially all assets of the Company, including the Ambac Note and the English Share Charge, as set forth in the Collateral Agreement and which shall not include Excluded Assets and (b) the Sitka Ambac Note Proceeds Collateral Account.

“Collateral Agreement” means the Collateral Agreement, substantially in the form attached hereto as Exhibit C, dated as of the Issue Date, between the Company and the Note Collateral Agent and the Trustee, as amended, restated, supplemented, waived, modified, renewed or replaced from time to time.

“Company” means Sitka Holdings, LLC, a limited liability company formed under the laws of the Cayman Islands.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by an Officer of the Company.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company (or its Designee) in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2) if, and to the extent that, the Company (or its Designee) determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company (or its Designee) giving due consideration to any industry-accepted market practice for U.S. Dollar-denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the Margin.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at 240 Greenwich Street, New York, NY 10286 (Attention: Corporate Trust – Dealing & Trading Grp).

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Custodian” means any receiver, trustee, assignee, liquidator, rehabilitator, custodian or similar official under any Bankruptcy Law.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest Record Date” means, for the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 307.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Designee” means an independent financial advisor or any other designee of the Company.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Electronic Means” means the following communication methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or Note Collateral Agent, or another method or system specified by the Trustee or Note Collateral Agent as available for use in connection with its respective services hereunder.

“English Share Charge” means the English law governed share charge, dated on or about the date hereof, entered into by AAC, as charger, in favor of the Company.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Assets” means “Excluded Assets” as defined in the Collateral Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Foreign Jurisdiction” means a jurisdiction other than the United States of America, the United Kingdom, the Cayman Islands or any other jurisdiction in which the Company is organized, incorporated, formed, registered or domiciled.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following sentence. If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company (or, any direct or indirect parent of the Company which is consolidated with the Company for reporting purposes) may elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect from time to time and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” or “Noteholder” means the Person in whose name a Note is registered in the Note Register.

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such board, or the SEC, as the case may be), as in effect from time to time.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (c) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (d) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/Synthetic Lease; and (e) guarantees and other contingent obligations in respect of any of the foregoing Indebtedness (but without duplication). The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer. Notwithstanding anything to the contrary herein, “Indebtedness” shall not include (i) any obligations or liabilities (or any guarantee or similar obligation in respect thereof) in respect of equipment leases, real estate leases, and other operational leases, (ii) any ordinary intercompany payables among the Company and its Affiliates or Subsidiaries, and (iii) any derivatives and hedging activities. For the avoidance of doubt, “Indebtedness” shall also exclude any guarantee, contingent obligation, letter of credit, or similar obligation in respect of any item which is, of itself, and already included as, Indebtedness hereunder.

“Independent Manager” means, with respect to the Company, a member, manager or director who at the time of his or her appointment, at all times since such time, and during the five-year period preceding such appointment:

(1) is not an employee, director, member or officer of the Company, AAC, or any of their respective Affiliates;

(2) is not a direct or indirect legal or beneficial owner of any interest in the Company, or AAC, or in any of their respective Affiliates; and

(3) is not a member of the immediate family of a person described in clause (i) or (ii) above.

“interest,” with respect to the Notes, means interest on the Notes.

“Interest Payment Date” means the last date of each calendar quarter; provided that the final Interest Payment Date means the Stated Maturity Date.

“Interest Period” means the period from and including an Interest Payment Date to, but excluding, the immediately succeeding Interest Payment Date; provided that the first Interest Period means the period from and including the Issue Date to, but excluding, the first Interest Payment Date; provided, further that the last Interest Period means the period from and including the Interest Payment Date immediately preceding the Stated Maturity Date to, but excluding, the Stated Maturity Date.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issue Date” means July 6, 2021, the date on which the Notes were originally issued.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“LIBOR Business Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London Inter-Bank Market.

“LIBOR Interest Determination Date” means (i) the second LIBOR Business Day preceding each LIBOR Reset Date or (ii) July 2, 2021 in the case of the initial interest period.

“LIBOR Reset Date” means the Interest Payment Date.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge or similar encumbrance.

“Margin” means 4.50%.

“Maturity Date” means the earlier of (x) July 6, 2026 and (y) the date that is five Business Days prior to the date on which Notes are still outstanding and for which the OCI has approved for the repayment of all of the outstanding principal amount of all Surplus Notes issued by AAC.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Non U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Note Collateral Agent” means The Bank of New York Mellon, or its successor or assign, as collateral agent for the Holders, the Trustee and the other secured parties under this Indenture and the Note Security Documents.

“Note Security Documents” means the Collateral Agreement and the English Share Charge, as amended, restated, supplemented, waived or otherwise modified from time to time.

“Notes” mean the Company’s Floating Rate Senior Secured Notes Due 2026 in an aggregate principal amount of $1,175,000,000 (and any Notes issued in respect thereof pursuant to Section 304, 305, 306, 312(c), 312(d), or 1008).

“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, indemnification, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“OCI” means the Office of the Commissioner of Insurance of the State of Wisconsin and any successor thereto.

“Officer” means, with respect to the Company or any other obligor upon the Notes, the the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, any Managing Director or Senior Managing Director, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors).

“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person. Unless otherwise specified, any requirement to provide an Officer’s Certificate hereunder shall mean Officer’s Certificate of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Outstanding” or “outstanding,” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; or

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note (and such Note shall be deemed to be outstanding for purposes of this Indenture); provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes purchased after the Issue Date by the Company or any Affiliate of the Company from any Person that is not the Company or an Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded.

“Par Call Date” means July 6, 2023.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company; provided that neither the Company nor any of its Affiliates shall act as Paying Agent for purposes of Section 1103. The Company may have one or more additional Paying Agents, and the term “Paying Agent” includes any additional Paying Agent. The Trustee shall initially act as Paying Agent for the Notes.

“Payment Date” means (a) an Interest Payment Date, (b) a Redemption Date and (c) the Maturity Date.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Place of Payment” means a city or any political subdivision thereof in which any Paying Agent appointed pursuant to Article III is located.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Stock” as applied to the Capital Stock of any corporation or company means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or company, over shares of Capital Stock of any other class of such corporation or company.

“QIB” or “Qualified Institutional Buyer” means a “qualified institutional buyer,” as that term is defined in Rule 144A.

“Qualified Purchaser” means a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended.

“Redemption Amount” has the meaning given to such term in Section 1006.

“Redemption Date” when used with respect to any Note to be redeemed or purchased, means the date fixed for such redemption or purchase by or pursuant to this Indenture.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month LIBOR, 11:00 a.m., London time, on the LIBOR Interest Determination Date, and (2) if the Benchmark is not Three-Month LIBOR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Regular Record Date” has the meaning given to such term in Section 314.

“Regulation S” means Regulation S under the Securities Act.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Responsible Officer” when used with respect to the Trustee means any officer within the corporate trust department of the Trustee, who has direct responsibility for the administration of this Indenture, including any vice president or assistant vice president, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Physical Note” means a Physical Note that is a Restricted Security.

“Restricted Security” has the meaning assigned thereto in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“RMBS Litigation” means those certain lawsuits to which AAC and/or the Segregated Account are parties involving residential mortgage backed securities transactions insured by policies allocated to the Segregated Account, captioned: Ambac Assurance Corp. et al. v. Countrywide Securities Corp. et al., Index No. 651612/2010 (N.Y. Sup. Ct. N.Y. Cnty.) (Reed, J.); Ambac Assurance Corp. et al. v. First Franklin Fin. Corp. et al., Index No. 651217/2012 (N.Y. Sup. Ct. N.Y., Cnty.) (Reed, J.); Ambac Assurance Corp. et al., v. Nomura Credit & Capital, Inc. et al., Index No. 651359/2013 (N.Y. Sup. Ct. N.Y., Cnty.) (Crane, J.); Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 653979/2014 (N.Y. Sup. Ct. N.Y. Cnty.) (Borrok, J.); and Ambac Assurance Corp. et al. v. Countrywide Home

Loans, Inc., Index No. 652321/2015 (N.Y. Sup. Ct. N.Y. Cnty.) (dismissal on appeal to App. Div. 1st Dept., Nos. 2021-78 & 2021-386) (collectively with any successor proceeding against the same parties (or any of their successors) with respect to substantially the same claims); and any successor proceeding against the same parties (or any of their successors) with respect to substantially the same claims.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means S&P Global Ratings or any successor thereto.

“SEC” means the United States Securities and Exchange Commission.

“Section 3(c)(7)” means Section 3(c)(7) of the Investment Company Act of 1940, as amended.

“Secured Notes Policy” means the financial guaranty insurance policy number SF0959BE issued by AAC on the Issue Date to the Trustee for the benefit of the Noteholders, irrevocably guaranteeing all principal and interest payments in respect of the Notes as and when such payments become due and owing, on the terms set forth herein.

“Secured Obligations” means “Obligations” as defined in the Collateral Agreement.

“Secured Parties” has the meaning assigned thereto in the Collateral Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Segregated Account” means the segregated account of AAC established under Wis. Stat. § 611.24(2) by AAC on March 24, 2010.

“Sitka Ambac Note Proceeds Collateral Account” means the “Sitka Ambac Note Proceeds Collateral Account” as defined in the Collateral Agreement.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Specified Refinancing” means a refinancing of all or a portion of the Notes with Indebtedness having an all-in yield that is less than the then-current all-in yield on the Notes, with “all-in yield” being calculated in accordance with accepted market convention for such types of Indebtedness as determined by the Company in its sole discretion.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

“Subsidiary” or “Subsidiaries” means, with respect to a specified Person, any corporation, partnership, limited partnership, limited liability company or other entity as to which the specified Person, directly or indirectly (including through one or more Subsidiaries), owns a majority of the outstanding shares of stock or other ownership interests having voting power under ordinary circumstances to elect directors of such corporation or other Persons performing similar functions for such entity.

“Surplus Notes” means the 5.1% Surplus Notes issued by AAC on June 7, 2010.

“Synthetic Lease” means, as to any Person, any lease (including a lease that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Three-Month LIBOR” has the meaning set forth in Section 314.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as otherwise provided herein.

“Tier I Net Proceeds” means the “Tier I Net Proceeds” as defined in the Ambac Note.

“Tier I Proceeds Collateral Account” means the “Tier I Proceeds Collateral Account” as defined in the Ambac Note.

“Tier I Proceeds Collateral Account Control Agreement” means the control agreement relating to the Tier I Proceeds Collateral Account, entered into among the Company, AAC and the securities intermediary thereto.

“Total Proceeds” means “Total Proceeds” as defined in the Ambac Note.

“Treasury Rate” means, with respect to a Redemption Date, the weekly average yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the date of the applicable redemption notice (or, if such Statistical Release is no longer published or the relevant information does not appear thereon, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to the Par Call Date; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it and, thereafter, means the successor.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Uniform Commercial Code” means, except as otherwise provided herein, the Uniform Commercial Code as in effect in the State of New York from time to time; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Vice President” means, when used with respect to any Person, any vice president of such Person, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 102. Other Definitions.

Term	Defined in Section
“Act”	108
“Agent Members”	312
“Authentication Order”	303
“Authorized Officers”	109
“Bloomberg”	311
“Corporate Action Instructions”	1209
“Deemed Representations”	313
“Defaulted Interest”	307
“DTC Participants”	311
“Event of Default”	601
“Expiration Date”	108
“Global Notes”	201
“Indenture”	Preamble
“Instructions”	109
“Interest Rate”	314
“Minimum Denomination”	302

Term	Defined in Section
“Note Register”	305
“Note Registrar”	305
“Operating Manager”	405
“Physical Notes”	201
“Private Placement Legend”	203
“Redemption Amount”	1006
“Regulation S Global Notes”	201
“Regulation S Physical Notes”	201
“Rule 144A Global Note”	201
“Rule 144A Physical Notes”	201
“Successor Company”	502

Section 103. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Indenture have the meanings assigned to them in this Indenture;

(2) “or” is not exclusive;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;

(6) the words “include,” “included” and “including,” as used herein, shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;

(7) words in the singular include the plural, and words in the plural include the singular;

(8) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(9) any reference to a Section, Article or clause refers to such Section, Article or clause of this Indenture; and

(10) notwithstanding any provision of this Indenture, no provision of the TIA shall apply or be incorporated by reference into this Indenture or the Notes, except as specifically set forth in this Indenture.

Section 104. [Reserved].

Section 105. [Reserved].

Section 106. Reinstatement. If any claim is ever made solely in respect of Liens described by clause (5) of the definition of Permitted Liens (as defined in the Collateral Agreement) by holders of such Permitted Liens upon any Secured Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations under the Notes, this Indenture or the Note Security Documents and any such payee repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim to which the Company agrees that is effected by such payee with any such claimant (including, without limitation, AAC or the Company), then and in such event the Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Company, notwithstanding any revocation hereof or the cancellation of any Note or any other instrument evidencing any liability of the Company, and the Company shall be and remain liable to such payee under the Notes, this Indenture or the Note Security Documents for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

Section 107. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 108. Acts of Noteholders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 701) conclusive in favor of the Trustee, the Company and any other obligor upon the Notes, if made in the manner provided in this Section 108.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other legal entity other than an individual, on behalf of such corporation or partnership or entity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, the Company or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

(e)

(i) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 110.

(ii) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (A) any notice of default, (B) any declaration of acceleration referred to in Section 602, (C) any request to institute proceedings referred to in Section 607(ii) or (D) any direction referred to in Section 612, in each case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 110.

(iii) With respect to any record date set pursuant to this Section 108, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this Section 108(e) in writing, and to each Holder of Notes in the manner set forth in Section 110, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 108, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

(iv) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(v) Without limiting the generality of the foregoing, a Holder, including the Depositary, that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary, as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(vi) The Company may fix a record date for the purpose of determining the persons who are beneficial owners of interests in any Global Note held by the Depositary entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such persons, shall be entitled to make, give or take such request, demand, authorization direction, notice consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 109. Notices, etc., to Trustee, Note Collateral Agent and the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder, the Note Collateral Agent or by the Company or by any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at 240 Greenwich Street, Floor 7E, New York, NY 10286 (Attention: Corporate Trust – Dealing & Trading Grp) or at any other address furnished in writing to the Company and the Note Collateral Agent by the Trustee;

(b) the Note Collateral Agent by any Holder, the Trustee or by the Company or by any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Note Collateral Agent at 240 Greenwich Street, Floor 7E, New York, NY 10286 (Attention: Corporate Trust – Dealing & Trading Grp) or at any other address furnished in writing to the Trustee and the Company by the Note Collateral Agent;

(c) the Company by the Trustee, the Note Collateral Agent or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, to the Company at One World Trade Center, 41st Floor, New York, NY 10007 (Attention: General Counsel) or at any other address previously furnished in writing to the Trustee by the Company; and

(d) The Company, the Note Collateral Agent or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

(e) The Trustee or Note Collateral Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee or Note Collateral Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee or Note Collateral Agent Instructions using Electronic Means and the Trustee or Note Collateral Agent in its discretion elects to act upon such Instructions, the Trustee’s or Note Collateral Agent’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee or Note Collateral Agent cannot determine the identity of the actual sender of such Instructions and that the Trustee or Note Collateral Agent shall conclusively presume that Instructions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee or Note Collateral Agent have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee or Note Collateral Agent and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee or Note Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or Note Collateral Agent’s reliance upon and compliance with such Instructions notwithstanding such Instructions conflict or are inconsistent with a subsequent written Instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee or Note Collateral Agent, including without limitation the risk of the Trustee or Note Collateral Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee or Note Collateral Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee or Note Collateral Agent immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 110. Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, or by overnight air courier guaranteeing next day delivery, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary (including delivery by electronic mail).

Section 111. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 112. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of the Note Collateral Agent in this Indenture shall bind its successors.

Section 113. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 114. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 115. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE NOTE COLLATERAL AGENT, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES. EACH OF THE COMPANY, THE NOTE COLLATERAL AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 116. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity, and no interest shall accrue on such payment for the intervening period; provided that if any Interest Payment Date, other than a Redemption Date or Stated Maturity Date, shall not be a Business Day at any Place of Payment and the next succeeding Business Day is in the next succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day.

Section 117. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator or stockholder, as such, of the Company, the parent of the Company, or any Subsidiary of any thereof shall have any liability for any obligation of the Company under this Indenture, the Notes, the Note Security Documents, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 118. Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 119. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including via www.docusign.com and any other electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 120. Force Majeure. In no event shall the Trustee or the Note Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee and the Note Collateral Agent shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances).

Section 121. Tax Treatment. For federal, state and local income tax purposes, the Company and, by its acceptance of any Note, each Holder, agrees to treat the issuance of the Notes and the Ambac Note as the issuance by AAC of the Ambac Note directly to Holders, the Notes as evidencing beneficial interests in the Ambac Note and the Ambac Note as indebtedness of AAC.

Section 122. Agent for Service of Process. The Company has validly and effectively appointed Corporate Creations Network Inc., with offices on the date hereof at 99 Hudson Street, 5th Floor, New York, NY 10013, as its authorized agent upon which process may be served in any action, suit or proceeding arising in connection with this Indenture and any Note Security Document. If for any reason such agent hereunder shall cease to be available to act as such, the Company agrees to designate a new agent in the Borough of Manhattan, New York City, New York.

ARTICLE II

NOTE FORMS

Section 201. Forms Generally. The Notes and the Trustee’s certificate of authentication relating thereto, shall be in substantially the forms set forth, or referenced, in this Article II and Exhibit A attached hereto (as such forms may be modified in accordance with Section 301). The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes will be offered and sold in reliance on Rule 144A under the Securities Act to purchasers who are QIBs and Qualified Purchasers or in reliance on Regulation S under the Securities Act. The Notes shall be issued in the form of one or more permanent Global Notes (as defined below) substantially in the form attached hereto as Exhibit A. Notes to be resold to purchasers who are QIBs and Qualified Purchasers in reliance on Rule 144A under the Securities Act shall be represented by one or more Global Notes (collectively, the “Rule 144A Global Note”). Notes to be resold in offshore transactions in reliance on Regulation S under the Securities Act shall be represented by one or more Global Notes (collectively, the “Regulation S Global Note” and collectively with the Rule 144A Global Note, the “Global Notes”). Each

Global Note shall be deposited with the Trustee, as custodian for the Depositary or its nominee, in each case for credit to an account of an Agent Member, and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Subject to the limitations on the issuance of certificated Notes set forth in Sections 312 and 313, Notes issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests (x) in a Rule 144A Global Note shall be in the form of permanent certificated Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301) (the “Rule 144A Physical Notes”) or (y) in a Regulation S Global Note shall be in the form of permanent certificated Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301) (the “Regulation S Physical Notes”), respectively, as hereinafter provided.

The Rule 144A Physical Notes and Regulation S Physical Notes shall be construed to include any certificated Notes issued in respect thereof pursuant to Section 304, 305, 306 or 1008, and the Rule 144A Global Notes and Regulation S Global Notes shall be construed to include any Global Notes issued in respect thereof pursuant to Section 304, 305, 306 or 1008. The Rule 144A Physical Notes and the Regulation S Physical Notes, collectively with any other certificated Notes issued and authenticated pursuant to this Indenture, are sometimes collectively herein referred to as the “Physical Notes.”

Section 202. Form of Trustee’s Certificate of Authentication. The Notes will have endorsed thereon a Trustee’s certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Officer

Dated:

If an appointment of an Authenticating Agent is made pursuant to Section 714, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON as Trustee

By:
As Authenticating Agent

By:
As Authorized Officer

Dated:

Section 203. Restrictive and Global Note Legends. Each Global Note and Physical Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof:

“THE ISSUER OF THIS SENIOR SECURED NOTE HAS NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS SENIOR SECURED NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS SENIOR SECURED NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

BY ITS ACCEPTANCE HEREOF, THE HOLDER (AND EACH SUBSEQUENT TRANSFEREE) OF THIS SENIOR SECURED NOTE (AND ANY BENEFICIAL OR ECONOMIC INTEREST HEREIN) WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED, ACKNOWLEDGED AND AGREED THAT IT: (1) (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS ALSO A “QUALIFIED PURCHASER” (WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT), IS AWARE THAT THE SALE TO IT IS BEING MADE IN RELIANCE ON RULE 144A AND IS ACQUIRING THIS SENIOR SECURED NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS A QUALIFIED PURCHASER, NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION OF THIS SENIOR SECURED NOTE IN VIOLATION OF THE SECURITIES ACT OR (B) IS NOT A U.S. PERSON AND IS PURCHASING THE SENIOR SECURED NOTES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S; (2) UNDERSTANDS THAT THIS SENIOR SECURED NOTE IS BEING OFFERED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING IN THE UNITED

STATES OR ELSEWHERE WITHIN THE MEANING OF THE SECURITIES ACT OR THE INVESTMENT COMPANY ACT, THAT THIS SENIOR SECURED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND THAT IF IN THE FUTURE IT DECIDES TO OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SENIOR SECURED NOTE, SUCH SENIOR SECURED NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) (I) TO THE COMPANY, (II) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER THAT IS ALSO A QUALIFIED PURCHASER, ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON THAT IS A QUALIFIED INSTITUTIONAL BUYER THAT IS ALSO A QUALIFIED PURCHASER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT OR (III) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. IN CONNECTION WITH ANY TRANSFER OF THIS SENIOR SECURED NOTE PURSUANT TO CLAUSE (A) ABOVE, THE PURCHASER WILL FURNISH TO THE COMPANY, PRIOR TO SUCH TRANSFER, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THAT SUCH TRANSFER WILL NOT REQUIRE THE COMPANY TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT; (3) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT ITS AFFILIATED PERSONS; (4) IS NOT A PLAN REFERRED TO IN PARAGRAPH (A)(1)(I)(D) OR (A)(1)(I)(E) OF RULE 144A OF THE SECURITIES ACT, OR A TRUST FUND REFERRED TO IN PARAGRAPH (A)(1)(I)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF SUCH PLAN; (5) WAS NOT FORMED, REFORMED, CAPITALIZED, RECAPITALIZED OR OPERATED FOR THE PURPOSE OF INVESTING IN THE COMPANY; (6) WILL PURCHASE, HOLD OR TRANSFER AT LEAST $250,000 OF THIS SENIOR SECURED NOTE AND EACH ACCOUNT FOR WHICH IT IS PURCHASING OR OTHERWISE ACQUIRING THIS SENIOR SECURED NOTE WILL PURCHASE, HOLD OR TRANSFER AT LEAST $250,000 OF THIS SENIOR SECURED NOTE; (7) UNDERSTANDS THAT THE COMPANY MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THE SENIOR SECURED NOTES FROM ONE OR MORE BOOK-ENTRY DEPOSITARIES; (8) WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SENIOR SECURED NOTE FROM IT OF THE TRANSFER RESTRICTIONS APPLICABLE TO THE SENIOR SECURED NOTES; AND (9) IF IT IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY

ACT PURSUANT TO SECTION 3(C)(1) OR SECTION 3(C)(7) THEREOF AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF THOSE OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996 WITH RESPECT TO TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND RULES THEREUNDER.

THE HOLDER (AND EACH SUBSEQUENT TRANSFEREE) OF THIS SENIOR SECURED NOTE (AND ANY BENEFICIAL OR ECONOMIC INTEREST THEREIN) MAY NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, ASSIGN, SELL, DISPOSE, PLEDGE, HYPOTHECATE, REHYPOTHECATE OR OTHERWISE TRANSFER DIRECTLY OR INDIRECTLY, SYNTHETICALLY OR THROUGH ANY PARTICIPATION, OPTION, PUT, CALL OR OTHER DERIVATIVE ANY SENIOR SECURED NOTES OR ANY RIGHTS TO ANY SENIOR SECURED NOTES OR ANY BENEFICIAL INTERESTS THEREIN TO ANY DEFENDANT IN ANY RMBS LITIGATION (AS DEFINED IN THE INDENTURE) OR SIMILAR LITIGATION OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES OR ANY PERSON ACTING UNDER THEIR DIRECTION OR INFLUENCE.

ANY PURPORTED TRANSFER OF THE SENIOR SECURED NOTES (OR ANY BENEFICIAL OR ECONOMIC INTERESTS HEREIN) THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE INDENTURE OR THIS SENIOR SECURED NOTE WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY, ITS TRANSFER AGENT OR ANY OTHER INTERMEDIARY. THE HOLDER OF THIS SENIOR SECURED NOTE (OR HOLDER OR BENEFICIAL OWNER OF ANY BENEFICIAL OR ECONOMIC INTERESTS HEREIN) AGREES THAT IN THE EVENT THAT THE COMPANY OR ITS TRANSFER AGENT DETERMINES IN GOOD FAITH THAT THE HOLDER OF THIS SENIOR SECURED NOTE (OR HOLDER OR BENEFICIAL OWNER OF ANY BENEFICIAL OR ECONOMIC INTEREST HEREIN) IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS, WARRANTIES, ACKNOWLEDGEMENTS OR AGREEMENTS SET FORTH ABOVE, THE COMPANY SHALL CONSIDER THE ACQUISITION OF THIS SENIOR SECURED NOTE (OR ANY BENEFICIAL OR ECONOMIC INTERESTS HEREIN) VOID, OF NO FORCE AND EFFECT AND THE PURPORTED TRANSFER WILL NOT, AT THE DISCRETION OF THE COMPANY, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY, THE TRANSFER AGENT OR ANY OTHER INTERMEDIARY. IN ADDITION, THE COMPANY MAY REQUIRE SUCH ACQUIRER OF THIS SENIOR SECURED NOTE (OR ANY BENEFICIAL OR ECONOMIC INTERESTS HEREIN) TO TRANSFER THIS SENIOR SECURED NOTE (OR BENEFICIAL OR ECONOMIC INTERESTS HEREIN) TO A TRANSFEREE ACCEPTABLE TO THE

COMPANY WHO IS ABLE TO AND WHO DOES MAKE ALL OF THE REPRESENTATIONS, WARRANTIES, ACKNOWLEDGEMENTS AND AGREEMENTS SET FORTH ABOVE. PENDING SUCH TRANSFER, THE HOLDER OF THIS SENIOR SECURED NOTE (OR HOLDER OR BENEFICIAL OWNER OF ANY BENEFICIAL OR ECONOMIC INTERESTS HEREIN) WILL BE DEEMED NOT TO BE THE HOLDER OF THIS SENIOR SECURED NOTE (OR HOLDER OR BENEFICIAL OWNER OF ANY BENEFICIAL OR ECONOMIC INTERESTS THEREIN) FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO RECEIPT OF INTEREST, PREMIUM, IF ANY, AND PRINCIPAL PAYMENTS IN RESPECT OF THIS SENIOR SECURED NOTE OR DISTRIBUTIONS UPON THE LIQUIDATION OF THE COMPANY, AND SUCH HOLDER WILL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SENIOR SECURED NOTE (OR ANY BENEFICIAL OR ECONOMIC INTERESTS HEREIN) EXCEPT AS OTHERWISE REQUIRED TO REDEEM OR SELL ITS INTEREST THEREIN AS DESCRIBED IN THIS PARAGRAPH.

EITHER (A) THE HOLDER OF THIS SENIOR SECURED NOTE IS NOT, AND IS NOT ACTING ON BEHALF OF, A PLAN (WHICH TERM IS DEFINED AS (I) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (III) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS) OR OTHER PLAN SUBJECT TO PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), AND THE HOLDER IS NOT PURCHASING THE SENIOR SECURED NOTES OR ANY INTEREST THEREIN ON BEHALF OF, OR WITH THE “PLAN ASSETS” OF, ANY PLAN OR OTHER PLAN SUBJECT TO SIMILAR LAWS; OR (B)(I) THE PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE SENIOR SECURED NOTES OR ANY INTEREST THEREIN BY THE HOLDER SHALL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (II) NONE OF THE COMPANY, THE INITIAL PURCHASERS NOR ANY OF THEIR RESPECTIVE AFFILIATES IS A FIDUCIARY (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, IF APPLICABLE OR WITHIN THE MEANING OF ANY APPLICABLE SIMILAR LAW) TO THE HOLDER, NOR HAS BEEN RELIED UPON BY THE HOLDER FOR ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE, IN CONNECTION WITH THE HOLDER’S ACQUISITION OF THIS SENIOR SECURED NOTE.”

Each Global Note shall also bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 312 AND 313 OF THE INDENTURE (AS DEFINED HEREIN).”

Each Note issued with OID will contain a legend substantially to the following effect:

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: SITKA HOLDINGS, LLC, ONE WORLD TRADE CENTER, 41ST FLOOR, NEW YORK, NY 10007 (ATTENTION: GENERAL COUNSEL).

ARTICLE III

THE NOTES

Section 301. Aggregate Principal Amount; Form of Notes. Notwithstanding anything in this Indenture to the contrary, the aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture shall not exceed $1,175,000,000. The form of the Notes is set forth in Exhibit A hereto.

Section 302. Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in minimum denominations of $250,000 (the “Minimum Denomination”) and integral multiples of $1,000 in excess thereof.

Section 303. Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of the Company by one Officer of the Company. The signature of any such Officer on the Notes may be manual or by facsimile.

Notes bearing the manual or facsimile signature of an individual who was at any time an Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver the Notes for original issue in the aggregate principal amount not to exceed $1,175,000,000, upon a written order of the Company in the form of an Officer’s Certificate of the Company (an “Authentication Order”). Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, the “CUSIP”, “ISIN”, “Common Code” or other similar identification numbers of such Notes, if any, and whether the Notes are to be issued as one or more Global Notes or Physical Notes and such other information as the Company may include or the Trustee may reasonably request.

All Notes shall be dated the date of their authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 304. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.

Section 305. Registrar and Paying Agent. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Company may have one or more co-registrars. The term “Note Registrar” includes any co-registrars.

The Company shall also maintain an office or agent within the United States where Notes may be presented for payment; provided, however, that at the option of the Company, payment of interest on a Note may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

The Company initially appoints the Trustee as “Note Registrar” and “Paying Agent” in connection with the Notes until such time as it has resigned or a successor has been appointed. The Company may change the Paying Agent or Note Registrar for the Notes without prior notice to the Holders of Notes. The Company may enter into an appropriate agency agreement with any Note Registrar or Paying Agent not a party to this Indenture. Any such agency agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to appoint or maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 707. The Company or any wholly owned domestic Subsidiary of the Company may act as Paying Agent (except for purposes of Section 1103) or, Note Registrar or transfer agent.

Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued upon any transfer or exchange of Notes shall be (i) issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes and (ii) the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Every Note presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required (a) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 Business Days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 1004 and ending at the close of business on the day of such mailing, or (b) to transfer or exchange any Note so selected for redemption in whole or in part.

Section 306. Mutilated, Destroyed, Lost and Stolen Notes. If a mutilated Note is surrendered to the Note Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Note Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee, a Paying Agent and the Note Registrar from any loss that any of them may suffer if a Note is replaced.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 307. Payment of Interest Rights Preserved. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 314.

As contemplated by Section 301, any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Defaulted Interest Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Defaulted Interest Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee and the Paying Agent of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Defaulted Interest Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Defaulted Interest Record Date therefor to be mailed, first class postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register, not less than 10 days prior to such Defaulted Interest Record Date. Notice of the proposed payment of such Defaulted Interest and the Defaulted Interest Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Defaulted Interest Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.

Each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

Section 308. Persons Deemed Owners. The Company, the Trustee, the Paying Agent and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

Section 309. Cancellation. All Notes surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 309, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act).

Section 310. [Reserved].

Section 311. CUSIP Numbers, ISINs, Etc.

(a) The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes; that reliance may be placed only on the other identification numbers printed on the Notes; and that any redemption shall not be affected by any defect in or omission of such numbers. The Company will cause, to the extent reasonably practicable, each “CUSIP” obtained for the Notes to have an attached “fixed field” that contains “144A, “3c7” and GRLS” indicators (or similar indications to indicate that transfers of the Notes are limited to Qualified Purchasers).

(b) The Company shall request, from time to time, all third-party vendors to include appropriate legends regarding Rule 144A and Section 3(c)(7) restrictions (and similar legends to indicate that transfers of the Notes are limited to Qualified Purchasers) on the Notes on screens maintained by such vendors. Without limiting the foregoing, the Company shall request that Bloomberg, L.P. (“Bloomberg”) include, to the extent reasonably practicable, the following on each Bloomberg screen containing information about the securities as applicable:

(i) the bottom of the “Security Display” page describing the Notes should state: “Iss’d under 144A/3c7” and “GRLS” (or a similar marker to indicate that transfers of the Notes are limited to Qualified Purchasers); and

(ii) a link on the “Security Display” page for the Notes to a “Disclaimer” page which should state:

“These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The notes are being offered in the United States in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are both (i) ‘qualified institutional buyers’ as defined in Rule 144A under the Securities Act and (ii) ‘qualified purchasers’ as defined under Section 2(a)(51) of the Investment Company Act of 1940, as amended.”

(c) To the extent reasonably practicable, the Company shall direct DTC to take the following steps in connection with the Notes:

(i) to include the “30” marker and, in lieu of the “GABS” marker or otherwise, the “GRLS” marker in the DTC 20-character security descriptor, and the 48-character additional descriptor for the Notes, or a similar marker or descriptor, to indicate that transfers are limited to Qualified Purchasers;

(ii) to cause (i) each physical DTC delivery order ticket delivered by DTC to purchasers to contain the 20-character security descriptors and (ii) each DTC delivery order ticket delivered by DTC to purchasers in electronic form to contain the “3c7” and “GRLS” indicators (or a similar indicator to indicate that transfers are limited to Qualified Purchasers) and the related user manual for participants, which will contain a description of relevant restrictions;

(iii) to include the Company in DTC’s “Reference Directory” of Section 3(c)(7) offerings (or similar reference to indicate that transfers of the Notes are limited to Qualified Purchasers);

(iv) to include in all “confirms” of trades of the Notes in DTC, CUSIP numbers with a “fixed field” attached to the CUSIP number that has the “3c7” and “GRLS” markers (or similar markers to indicate that transfers of the Notes are limited to Qualified Purchasers);

(v) to deliver to the Company from time to time a list of all DTC Participants holding an interest in the securities; and

(vi) to direct DTC to send, on or prior to the Issue Date, an “Important Notice” to all participating organizations in DTC (the “DTC Participants”) in connection with initial issuance of the Notes. The Company may instruct DTC from time to time (but not more frequently than every six months) to reissue the “Important Notice.”

Section 312. Book-Entry Provisions for Global Notes.

(a) Each Note shall initially be issued as a Global Note and initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, in each case for credit to the account of an Agent Member, and (ii) be delivered to the Trustee as custodian for such Depositary. None of the Company, the Trustee nor any agent of the Company or Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or its custodian, or under such Global Notes. The Depositary may be treated by the Company, any other obligor upon the Notes, the Trustee, the Note Collateral Agent and any agent of any of them as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture (including the Note Security Documents) or the Notes.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may not be transferred or exchanged for Physical Notes unless (i) the Company has consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and (ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary and the provisions of Sections 305 and 313. Subject to the limitation on issuance of Physical Notes set forth in Section 313(4), Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Global Note, if (i) the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed within 120 days; (ii) the Depositary ceases to be registered as a “Clearing Agency” under the Exchange Act and a successor depositary is not appointed within 120 days; (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Notes; or (iv) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from the Depositary to issue Physical Notes.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to Section 312(b), the Note Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Company shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

(d) In connection with a transfer of an entire Global Note to beneficial owners pursuant to Section 312(c), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary, Euroclear or Clearstream, as the case may be, in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of Rule 144A Physical Notes (in the case of any Rule 144A Global Note) or Regulation S Physical Notes (in the case of any Regulation S Global Note), as the case may be, of authorized denominations.

(e) The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 313) and the procedures therefor of the Depositary, Euroclear or Clearstream, as the case may be. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in a different Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the procedures of the Depositary or of Euroclear or Clearstream, as applicable, containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Note. Subject to Section 313, the Note Registrar shall, in accordance with such instructions, instruct the Depositary or Euroclear or Clearstream, as applicable, to credit to the account of the Person specified in such instructions a beneficial interest in such Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(f) Any Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 312(b) shall, except as otherwise provided in Section 203 and Section 313, bear the Private Placement Legend.

(g) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(h) Neither the Trustee nor any agent of the Trustee shall have any responsibility or liability for any action taken by, or any failure to act by, the Depositary.

Section 313. Special Transfer Provisions.

(1) Transfer Procedures. A Note may be sold, transferred, assigned, participated, pledged or otherwise disposed of to any Person only if such sale, transfer, assignment, participation or pledge is in accordance with all transfer restrictions in this Indenture.

(2) Forced Sale. Any purported transfer of any Notes or any beneficial or economic interests therein that is in breach, at the time made, of any transfer restrictions set forth in this Indenture will be void ab initio, and will not operate to transfer any rights to the transferee, notwithstanding any instructions to the contrary to the Company, the Note Registrar or any other intermediary. Each Holder of Notes or any holder or beneficial owner of beneficial or economic interests therein agrees that in the event that the Company or the Note Registrar determines in good faith that a holder or beneficial owner of any Notes or beneficial or economic interests therein is in breach, at the time given, of any of the representations, warranties, acknowledgments or agreements set forth herein, the Company shall consider the acquisition of such Notes or such beneficial or economic interests void, of no force and effect and the purported transfer will not, at the discretion of the Company, operate to transfer any rights to the transferee notwithstanding any instructions to the contrary to the Company, the Note Registrar, or any other intermediary. In addition, the Company or the Note Registrar may require such acquirer of the Notes or beneficial or economic interests therein to transfer such note or beneficial or economic interests therein to a transferee acceptable to the Company who is able to and who does make all of the representations, warranties, acknowledgments and agreements set forth above. Pending such transfer, the Holder of such Note or holder or beneficial owner of any beneficial or economic interests therein will be deemed not to be the holder of such Note or any beneficial or economic interests therein for any purpose, including but not limited to receipt of interest, premium, if any, and principal payments in respect of such Notes or distributions upon the liquidation of the Company, and such holder will be deemed to have no interest whatsoever in such Note or any beneficial or economic interests therein except as otherwise required to redeem or sell such interest therein as described herein.

(3) Transfers to Non U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non U.S. Person: the Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and,

(a) such transferor delivers to the Note Registrar a certificate of transfer in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(b) if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar and the Company and the Trustee of (x) the documents required by the immediately preceding clause (a) and (y) written instructions given in accordance with the procedures of the Note Registrar and of the Depositary or Euroclear or Clearstream, as applicable, whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any Outstanding Physical Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Regulation S Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and (upon the receipt of an Authentication Order) the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

(4) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non U.S. Persons outside of the United States): the Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and,

(a) the proposed transferor has delivered to the Note Registrar a transfer certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(b) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar and the Company and the Trustee of (x) the documents, if any, required by the immediately preceding clause (a) and (y) written instruction given in accordance with the procedures of the Note Registrar and the Depositary or Euroclear or Clearstream, as applicable, whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any Outstanding Physical Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Rule 144A Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of such Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and (upon the receipt of an Authentication Order) the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

(5) Notices to Holders of Transfer Restrictions. Where this Indenture provides for notice to Holders of an annual report or other periodic report, with respect to the Company or AAC to holders of the Notes, the Company will also send a reminder notice (each, a “Reminder Notice”) to the holders of the Notes. Each Reminder Notice will state that (i) each holder of a Note (or an interest in a Note) must be able to make the representations set forth in Section 313(11) below (the “Deemed Representations”), (ii) the Notes (or interests in the Notes) are transferable only to purchasers deemed to have made the Deemed Representations and to have satisfied the other transfer restrictions applicable to the Notes, (iii) if any prospective transferee of the Notes (or an interest in the Notes) is determined not to be a Qualified Purchaser, then the Company will have the right (exercisable in its sole discretion) to refuse to honor such transaction, and (iv) if any security holder (or any holder of an interest in a security) is determined not to be a Qualified Purchaser, then the Company will have the right (exercisable in its sole discretion) to treat the transfer to such purchaser as null and void ab initio and require such purchaser to sell all of its securities (and all interests therein) to a transferee designated by the Company at the then current market price therefor. The Company will send a copy of each annual or other periodic report (and each Reminder Notice) to DTC with a request that DTC Participants forward them to the security holders or holders of an interest in Notes.

(6) Limitation on Issuance of Physical Notes. No Physical Note shall be exchanged for a beneficial interest in any Global Note, except in accordance with Section 312 and this Section 313.

(7) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act.

(8) Transfers to RMBS Litigation Defendants. Without the prior written consent of the Company, no holder of Notes nor any holders of beneficial interests in any Notes may assign, sell, dispose, hypothecate, rehypothecate or otherwise transfer directly or indirectly, synthetically or through any participation, option, put, call or other derivative any Notes or any rights to any Notes or beneficial interests therein to any defendant in any RMBS Litigation or similar litigation or any of their respective subsidiaries or affiliates or any person acting under their direction or influence.

(9) Other Transfers. The Note Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 313, such registration to be done in accordance with the otherwise applicable provisions of this Section 313, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Company) to the effect that, and such other certifications or information as the Company or the Trustee may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A Note that is a Restricted Security may not be transferred other than as provided in this Section 313. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 313.

(10) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 312 or this Section 313 (including all Notes received for transfer pursuant to Section 313). The Company shall have the right to require the Note Registrar to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

In connection with any transfer of any Note, the Trustee, the Note Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in conclusively relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

(11) Deemed Transferee Representations. Upon transfer of any Note or a beneficial interest therein, the transferee shall be deemed to represent to the Company, Trustee and Note Registrar the following:

(a) It is (a) a QIB that is also a Qualified Purchaser, is aware that the offer and sale to it is being made in reliance on Rule 144A and is acquiring the Notes for its own account or for the account of a QIB that is a Qualified Purchaser, not with a view to, or for offer or sale in connection with, any distribution of the Notes in violation of the Securities Act; or (b) not a U.S. person and is purchasing the Notes in an offshore transaction pursuant to Regulation S.

(b) It understands that the Notes have not been and will not be registered under the Securities Act and that if in the future it decides to offer, resell, pledge or otherwise transfer any of the Notes, such Notes may not be offered, resold, pledged or otherwise transferred except pursuant to an exemption from registration. Notwithstanding the availability of an exemption from the registration requirements under the Securities Act, the Notes may be offered, resold, pledged or otherwise transferred only (A) (i) to the Company, (ii) to a person who is a QIB that is also a Qualified Purchaser, acquiring the Notes for its own account or the account of a person that is a QIB that is also a Qualified Purchaser, in a transaction meeting the requirements of Rule 144A or (iii) outside the United States in an offshore transaction in compliance with Regulation S under the Securities Act and (B) in accordance with any applicable securities laws of any State of the United States and other jurisdictions. In connection with any transfer of the Notes pursuant to clause (A) above, the purchaser will furnish to the Company, prior to such transfer, such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from the registration requirements of the Securities Act and that such transfer will not require the Company to register as an investment company under the Investment Company Act.

(c) If a U.S. person, it is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of issuers that are not its affiliated persons.

(d) If a U.S. person, it is not a plan referred to in paragraph (a)(1)(i)(d) or (a)(1)(i)(e) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(f) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of such plan.

(e) If a U.S. person, it was not formed, reformed, capitalized, recapitalized or operated for the purpose of investing in the Company, and (i) it is not a (a) partnership, (b) common trust fund, (c) special trust, pension fund or retirement plan or (d) other entity in which the partners, beneficiaries or participants, as the case may be, may designate the particular investments to be made or the allocation thereof, and (ii) less than 40% of its total assets consist of investments in the Company.

(f) If a U.S. person, it and each account for which it is purchasing or otherwise acquiring the Notes will purchase, hold or transfer at least $250,000 of Notes.

(g) Neither it, its subsidiaries or its affiliates, or any person acting under its direction or influence, are a defendant in any RMBS Litigation or similar litigation, unless consent has been received from the Company.

(h) It will notify any subsequent purchaser of Notes from it of the transfer restrictions described in this Indenture.

(i) It understands that the Company may receive a list of participants holding positions in the Notes from one or more book-entry depositaries.

(j) It is aware that the Company will not be registered under the Investment Company Act.

(k) It understands that any certificates representing the Notes will bear the Private Placement Legend, unless such Notes have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or unless otherwise agreed by the Company and the holder thereof.

(l) If it is an investment company excepted from the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof and was formed on or before April 30, 1996, it has received the consent of those of its beneficial owners who acquired their interests on or before April 30, 1996 with respect to its treatment as a qualified purchaser in the manner required by Section 2(a)(51)(C) of the Investment Company Act and rules thereunder.

(12) Tax Reporting Obligations. In connection with any proposed exchange of a Global Note for a certificated Note, the Depositary shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee that is necessary to allow the Trustee to comply with any applicable tax reporting obligations. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 314. Interest.

(a) Interest Rate and Payments.

(i) Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

(ii) The Notes shall accrue interest at a per annum rate equal to Three-Month LIBOR reset quarterly (with a 0.75% floor) plus the Margin (as may be modified pursuant to Section 314(c) hereof, the “Interest Rate”). Interest Payment Dates shall begin with September 30, 2021 and continue until the Scheduled Maturity Date, to holders of record on the immediately preceding March 15, June 15, September 15 and December 15, respectively (each, a “Regular Record Date”). The per annum interest rate for the period from the Issue Date to the first LIBOR Reset Date shall be equal to Three-Month LIBOR as determined on July 2, 2021 plus the Margin. Starting on the first Interest Payment Date, interest on each Note will accrue from and including the last Interest Payment Date to which the Company has paid, or duly provided for the payment of, interest on that Note to but excluding the next succeeding Interest Payment Date. No interest will accrue on the Notes for the day which the Notes mature.

(iii) The Company (or its Designee) shall determine the Interest Rate (as may be modified pursuant to Section 314(c) hereof) on each LIBOR Interest Determination Date (or such other determination date as may be determined pursuant to Section 314(c) hereof). Promptly upon determination, the Company or its Designee shall inform the Trustee of the Interest Rate for the next Interest Period. The Interest Rate in effect on any LIBOR Reset Date will be the applicable Interest Rate as reset on that date and the Interest Rate applicable to any other day will be the Interest Rate as reset on the immediately preceding LIBOR Reset Date (or, in the case of any day preceding the first LIBOR Reset Date, the Interest Rate determined on July 2, 2021). The Interest Rate for any Interest Period will at no time be higher than the maximum rate then permitted by applicable law.

(b) Calculation of Three-Month LIBOR.

(i) The “Three-Month LIBOR” for each Interest Period means:

(1) the rate for deposits in U.S. Dollars having an index maturity of three months which appears on the Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), or, if on the LIBOR Interest Determination Date, the three-month LIBOR does not appear or is not available on the designated Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), the Reuters Page LIBOR01 (or such other page as may replace the Reuters Page LIBOR01 on that service), as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

(2) if Three-Month LIBOR cannot be determined as described above on the LIBOR Interest Determination Date, the Company or its Designee will request the principal London offices of four major reference banks in the London Inter-Bank Market selected to provide it with their offered quotations for deposits in U.S. Dollars for the period of three months, beginning on the applicable LIBOR Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000. If at least two quotations are provided, then Three-Month LIBOR will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of those quotations. If fewer than two quotations are provided, then Three-Month LIBOR will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks in New York City selected by the Company or its Designee for loans in U.S. Dollars to leading European banks, having a three-month maturity and in a principal amount of not less than $1,000,000. If the banks selected by the Company or its Designee are not providing quotations in the manner described by this paragraph, the rate for the interest period following the LIBOR Interest Determination Date will be the rate already in effect on that LIBOR Interest Determination Date.

(ii) Notwithstanding clause (1) and clause (2) in the preceding Section 314(b)(i), if the Company (or its Designee) determine on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month LIBOR (or the then-current Benchmark, as applicable), then the provisions set forth in Section 314(c) will thereafter apply to all determinations of the rate of interest payable on the Notes. In accordance with Section 314(c), after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Interest Period will be an annual rate equal to the sum of the Benchmark Replacement and the Margin. However, if the Company (or its

Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant LIBOR Interest Determination Date, the Interest Rate for the applicable Interest Period will be equal to the Interest Rate for the immediately preceding Interest Period, as determined by the Company (or its Designee).

(iii) All percentages resulting from any calculation of any interest rate for the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 3.456789% (or .03456789) being rounded to 3.45679% (or .0345679)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). Any percentage resulting from any calculation of any interest rate for the Notes less than 0.00% will be deemed to be 0.00% (or .0000); provided, that if Three-Month LIBOR determined in this Section 314 with respect to any Interest Period would be less than 0.75% per annum, then Three-Month LIBOR will respect to such Interest Period shall be deemed to be 0.75% per annum.

(iv) Absent willful misconduct, bad faith or manifest error, the calculation of the applicable Interest Rate for each interest period will be final and binding on the Company, the Trustee and the Holders. Any determination, decision or election that may be made by the Company or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Company’s or its Designee’s sole discretion, and, notwithstanding anything to the contrary herein, will become effective without consent from any other party. The Trustee will not have any duty or liability for any determination made by or on behalf of the Company or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

(c) Effect of Benchmark Transition Event.

(i) If the Company (or its Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

(ii) In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii) Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this Section 314(c) including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary, shall become effective without consent from the Holders or any other party.

ARTICLE IV

COVENANTS

Section 401. Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture. Principal amount (and premium, if any) and interest on the Notes shall be considered paid on the date due if the Company shall have deposited with the Paying Agent (if other than the Company or a wholly owned domestic Subsidiary of the Company) as of 10:00 a.m. New York City time on the due date money in immediately available funds and designated for and sufficient to pay all principal amount (and premium, if any) and interest then due. At the option of the Company, payment of interest on a Note may be made through the Paying Agent by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

Section 402. Maintenance of Office or Agency.

(a) The Company shall maintain in the United States one or more offices or agencies where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that no service of legal process may be made against the Company at any office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all purposes and may from time to time rescind such designations.

The Company hereby designates the Corporate Trust Office of the Trustee as such office or agency of the Company where Notes may be presented or surrendered for payment or for transfer or exchange for so long as such Corporate Trust Office remains a Place of Payment in accordance with Section 305 hereof.

Section 403. Money for Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before 10:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on, any of such Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

If the Company is not acting as its own Paying Agent, it shall, on or prior to 10:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on, such Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

If the Company is not acting as its own Paying Agent, the Company shall cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 403, such Paying Agent shall

(1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest;

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of such Notes, this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof unless an applicable abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Upon any bankruptcy of the Company, the Trustee shall be the Paying Agent.

Section 404. Special Purpose Entity. The Company (or any permitted successor thereof under Article V) shall be a special purpose company whose activities are restricted in its limited liability company agreement to (a) owning the Ambac Note, (b) performing its obligations under this Indenture, the Notes, the Secured Notes Policy, and the Note Security Documents, and (c) conducting such other activities as are reasonably necessary or appropriate to carry out the foregoing (including hiring an Operating Manager and Independent Managers as set forth in Section 405). The Company shall not incur any Indebtedness other than the Notes or have any assets other than the Collateral.

Section 405. Separate Existence of the Company The Company (or any permitted successor thereof under Article V) shall maintain its status as a separate legal entity from AAC and its other Affiliates. Without limiting the generality of the foregoing and subject to Section 404:

(a) The Company may enter into service agreements with its Affiliates, such that the employees of such Affiliates act on behalf of the Company; provided, however, that such employees shall at all times hold themselves out to third parties as representatives of the Company while performing duties under such service agreements.

(b) Any Affiliate of the Company that acts as an agent of the Company shall so act solely through express agencies; provided, however, that each such Person fully discloses to any third party the agency relationship with the Company; and provided, further, that such parties receive fair compensation or compensation consistent with regulatory requirements, as appropriate, from the Company for the services provided.

(c) The Company shall not act as an agent for any of its Affiliates.

(d) The Company shall maintain its bank accounts, books and records separate from those of its Affiliates and any other Person, use the name “Sitka Holdings, LLC” in all correspondence, and use separate stationery, invoices and checks, except as otherwise required by applicable law.

(e) The Company shall maintain its own records, books, resolutions and agreements, and such books and records shall be adequate and sufficient to identify all of its assets.

(f) The Company shall prepare financial statements and accounting records for itself that are separate from the financial statements and accounting records of its Affiliates that clearly identify the Company’s individual assets and liabilities and segregate them from those of its Affiliates; provided, that the Company also may permit such financial statements to be part of consolidated financial statements of another Person which acknowledges that the Company is a separate entity.

(g) The Company shall not commingle funds or other assets of the Company with those of its Affiliates or any other Person and shall not maintain bank accounts or other depository accounts to which any of its Affiliates is an account party.

(h) The Company shall hold its assets in its own name.

(i) The Company shall at all times hold itself out to the public as a legal entity separate and distinct from any other Person and shall act solely in its own name and through its duly authorized officers or agents and identify itself as a separate and distinct Person under its own name in order not to (i) mislead others as to the Person with which such other party is transacting business, or (ii) suggest that the Company is responsible for the debts of any third party (including any Affiliate of the Company, or any shareholder, partner, member, principal or Affiliate thereof). The Company shall correct any known misunderstandings regarding its separate identity from its Affiliates.

(j) Following the Issue Date, the Company shall not enter into any contract, agreement or arrangement with any of its Affiliates except in the ordinary course of its business and on terms and conditions at least as favorable to the Company as would be obtainable by the Company at the relevant time in a comparable arm’s-length transaction or series of transactions with a Person other than an Affiliate thereof, as determined by the Company.

(k) The Company shall not consent to any of its Affiliates granting consensual Liens on the Company’s property.

(l) The Company shall maintain its assets in such a manner that it is or will not be unreasonably costly or difficult to segregate, identify or ascertain its assets from those of any other Person.

(m) The Company shall not assume, guarantee, become obligated for, pay, or hold itself out to be responsible for, the Indebtedness or obligations of any Affiliate or any other Person.

(n) The Company shall not make any loans or advances to its Affiliates.

(o) The Company shall not hold itself out as or be considered as a department or division of (i) any shareholder, partner, principal, member or Affiliate of the Company, (ii) any Affiliate of a shareholder, partner, principal, member or Affiliate of the Company, or (iii) any other Person or allow any Person to identify the Company as a department or division of that Person.

(p) The Company shall not conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of the Company or the creditors of any other Person.

(q) The Company shall have at least one Independent Manager.

(r) The Company may hire a manager (an “Operating Manager”) on commercially reasonable terms (in addition to any Independent Managers) to conduct its business in accordance with this Section 405.

(s) The Company may be reimbursed by AAC for all reasonable, out-of-pocket expenses incurred by the Company (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Company) in connection with this Indenture, the Ambac Note, the Note Security Documents or the Secured Notes Policy (including the payment of any premium in respect thereof), any amendment, modification or waiver hereof or thereof, and any exercise of remedies or enforcement or preservation of rights hereunder or thereunder.

Section 406. Compliance Certificate. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that to the knowledge of such certifying Officer, no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto). For the avoidance of doubt, any failure by the Company to provide an Officer’s Certificate under this Section 406 shall be cured or deemed cured when the Company delivers such an Officer’s Certificate.

Section 407. Amendments to the Ambac Note. The Company shall not amend, waive or otherwise agree to a compromise or any other modification of any of the terms of the Ambac Note, except in accordance with Section 10 thereof.

Section 408. Obligations under Note Security Documents. The Company shall not repudiate any of its obligations under any Note Security Document.

Section 409. Transfers of Collateral. Other than pursuant to a transaction permitted by Article V or the provisions of the Ambac Note or Note Security Documents, the Company shall not sell or otherwise transfer to any third party any of its ownership of the Collateral or any proceeds thereof (except to pay Obligations in respect of the Notes, this Indenture, and the Note Security Documents, pursuant to the provisions hereof and thereof), except for transfers of Collateral (other than the Ambac Note (or any right related thereto) or the Sitka Ambac Note Proceeds Collateral Account (or any assets credited thereto or deposited therein)) which are pursuant to a transaction where the proceeds of such transfer secure the Notes.

Section 410. Payments for Consent. The Company will not, and will not permit any of its Affiliates to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes or any other Note Security Document unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement; provided that nothing in this Section 410 shall in any way restrict the right of the Company or any of its Affiliates to conduct open market purchases of the Notes.

ARTICLE V

Section 501. When the Company May Merge, etc. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; provided that the Company may consolidate with or merge with or into, or convey or transfer all (but not less than all) of its assets to any Person that is newly formed and has no previous operations, liabilities or assets, so long as:

(i) the resulting, surviving or transferee Person (the “Successor Company”) will be a newly-formed Person organized and existing under the laws of the United States of America (or any State thereof or the District of Columbia) or the Cayman Islands;

(ii) if such Successor Company is not the Company, the following conditions are met:

(a) such Successor Company expressly assumes all the rights and obligations of the Company under the Notes, this Indenture, the Ambac Note and the Note Security Documents to which the Company is a party by duly authorizing, executing and delivering to the Trustee and the Note Collateral Agent a supplemental indenture and one or more other documents or instruments, in furtherance of the foregoing,

(b) such Successor Company’s constitutive documents contain the limitations set forth in Section 405 with respect to such Successor Company,

(c) such Successor Company has taken all actions necessary or required for the Note Collateral Agent to continue to hold valid and perfected Liens on the Collateral, having the same priority as immediately prior to such transaction, and

(d) AAC delivers to the Successor Company, a written consent of the transaction and a written reaffirmation of AAC’s Obligations under the Ambac Note,

(iii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company as a result of such transaction as having been incurred by the Successor Company at the time of such transaction), no Default will have occurred and be continuing; and

(iv) the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this Section 501 and after giving effect to the transaction, the Successor Entity will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended; provided that in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clause (iii) and as to any matters of fact.

Section 502. Successor Company Substituted. Upon any transaction involving the Company in accordance with Section 501 in which the Company is not the Successor Company, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Indenture.

ARTICLE VI

REMEDIES

Section 601. Events of Default. An “Event of Default” means the occurrence of the following:

(a) a default in any payment of any amounts due under the Notes, continuing for a period of three Business Days;

(b) an “Event of Default” (as defined in the Ambac Note);

(c) failure of AAC to honor a valid claim for principal of the Notes under the Secured Notes Policy or failure of AAC to honor a valid claim for interest on the Notes under the Secured Notes Policy, in each case within three Business Days after receipt of such valid claim for payment;

(d) the failure by the Company to comply with any other covenant contained herein or in the Note Security Documents continuing for 30 days after the earlier of (a) notice of such failure shall have been given to the Company by the Trustee or by the Holders of at least 25.0% in principal amount of the then Outstanding Notes with a copy to the Trustee and (b) the day on which the Company has actual knowledge of such failure;

(e) any representation, warranty, or certification made by the Company in this Indenture or any Note Security Documents being untrue in any material respect as of the date made; provided that such inaccuracy is not cured within 30 days after the earlier of (a) notice of such inaccuracy shall have been given to the Company by the Trustee or by the Holders of at least 25.0% in principal amount of the then Outstanding Notes with a copy to the Trustee and (b) the day on which the Company has actual knowledge of such inaccuracy;

(f) the taking of any of the following actions by the Company, pursuant to or within the meaning of any Bankruptcy Law:

(A) the commencement of a voluntary case;

(B) the consent to the entry of an order for relief against it in an involuntary case;

(C) the consent to the appointment of a Custodian of it or for any substantial part of its property; or

(D) the making of a general assignment for the benefit of its creditors; or

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case;

(B) appoints a Custodian of the Company or for any substantial part of its property;

(C) orders the winding up or liquidation of the Company; and the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. When a Default or an Event of Default is cured, it ceases.

So long as any of the Notes are Outstanding, the Company will deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. For the avoidance of doubt, any failure by the Company to provide a notice under this Section 601 shall be cured or deemed cured when the Company delivers a notice.

Section 602. Acceleration of Maturity; Rescission and Annulment. If an Ambac Event of Default occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25.0% in principal amount of the Outstanding Notes (which contain such Ambac Event of Default) by written notice to the Company and the Trustee, in either case specifying in such notice the respective Ambac Event of Default and that such notice is a “notice of acceleration” may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

The Holders of 66 2/3% in principal amount of the Outstanding Notes (which contain such Ambac Event of Default which has been accelerated) by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Ambac Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 603. Other Remedies; Collection Suit by Trustee. If an Ambac Event of Default occurs and is continuing, the Trustee and the Note Collateral Agent may, but are not obligated under this Section 603 to, pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Note Security Documents.

Section 604. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Note Collateral Agent and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Notes, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 707.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 605. Trustee May Enforce Claims without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee as provided hereunder without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 606. Application of Money Collected. Any money or property collected by the Trustee or the Note Collateral Agent pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 707;

Second: To the payment of all amounts due the Note Collateral Agent under Section 1210;

Third: To the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively;

Fourth: to be held as Collateral in the Sitka Ambac Note Proceeds Collateral Account to secure all Obligations under or in respect of the Notes and this Indenture until the payment in full in cash of all Obligations (other than contingent indemnifications obligations) under the Notes and this Indenture; and

Fifth: to the Company.

Section 607. Limitation on Suits. No Holder may pursue any remedy with respect to this Indenture or the Notes unless

(1) such Holder has previously given the Trustee written notice that an Ambac Event of Default is continuing,

(2) Holders of at least 25.0% in principal amount of the Outstanding Notes (which contain such Ambac Event of Default) have requested the Trustee in writing to pursue the remedy;

(3) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of 66 2/3% in principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 608. Legal Remedies. Notwithstanding anything to the contrary in this Indenture or any Note Document, no provision hereof or thereof shall prevent a holder of Notes or a beneficial interest therein from separately pursuing a claim arising out of or relating to any Event of Default hereunder (including for breach of contract or specific performance), regardless of whether an Ambac Event of Default has occurred and is then continuing. For the avoidance of doubt, nothing in this Section 608 shall grant or entitle the Trustee, the Note Collateral Agent or any holder of Notes or a beneficial interest therein to any rights to control the RMBS Litigation, take ownership of the RMBS Litigation or, except as provided in Section 602, accelerate the Notes.

Section 609. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 610. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law and not prohibited by the penultimate paragraph of Section 1204, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy hereunder.

Section 611. Delay or Omission Not Waiver. No delay or omission of the Trustee, the Note Collateral Agent or of any Holder of any Note to exercise any right or remedy hereunder accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Note Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Note Collateral Agent or by the Holders, as the case may be, but in each case only after the occurrence and continuance of an Ambac Event of Default.

Section 612. Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (which contain the Ambac Event of Default for which a remedy is being enforced) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or Note Collateral Agent or of exercising any trust or power conferred on the Trustee or Note Collateral Agent; provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture; and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 701, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Section 613. Waiver of Past Defaults. The Holders of not less than 50% in aggregate principal amount of the Outstanding Notes (which contain such Default) may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

(1) in the payment of the principal of, or premium, if any, or interest on any Note, or of any payment of a valid claim under the Secured Notes Policy (which may only be waived with the consent of each Holder of Notes affected); or

(2) in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 902 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, any other obligor upon the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.

Section 614. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 614 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10.0% in principal amount of the Outstanding Notes (which contain the applicable Event of Default), or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the any Payment Date expressed in such Note.

Section 615. Waiver of Stay, Extension or Usury Laws. The Company (to the extent that it may lawfully do so) agrees that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

THE TRUSTEE

Section 701. Certain Duties and Responsibilities.

(a) Except during the continuance of an Ambac Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

(b) In case an Ambac Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of Section 701(a); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 612.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 701 and Section 703.

Section 702. Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee must send within 90 days after it occurs, to all Holders as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders.

Section 703. Certain Rights of Trustee. Subject to the provisions of Section 701:

(1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person’s board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Company;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) subject to Section 701, in case an Ambac Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) to the extent permitted by applicable law, the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(10) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(11) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein;

(12) to the extent permitted by applicable law, the Trustee shall not be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage; and

(13) delivery of documents, information and reports to the Trustee is for informational purposes only, and the Trustee’s receipt of such will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

Section 704. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 705. May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 708 and Section 713, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

Section 706. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 707. Compensation and Reimbursement. The Company agrees,

(1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee’s part, arising out of or in connection with the administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 601(f) or (g), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The Company need not pay for any settlement made without its consent. The provisions of this Section 707 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 708. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall eliminate such interest, apply to the SEC for permission to continue as Trustee with such conflict, or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. The Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to the Notes, or a trustee under any other indenture between the Company and the Trustee.

Section 709. Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50.0 million. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 709 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 709, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.

Section 710. Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.

The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 711 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

The Trustee may be removed at any time by the Holders of 33 1/3% in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

If at any time:

(1) the Trustee shall fail to comply with Section 708 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2) the Trustee shall cease to be eligible under Section 709 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 711. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of 33 1/3% in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 711, then, subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 110. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 711. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

Section 712. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 713. Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor) or realizing on certain property received by it in respect of such claims.

Section 714. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands.

Section 715. Withholding. In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable Tax Law”) that a foreign financial institution, the Company, the Trustee or other party is (or has agreed to be) subject to, the Company agrees (i) upon the reasonable request of the Trustee to provide to the Trustee information about the Notes (including any modification to the terms of such Notes) that the Company has in its possession, sufficient to permit the Trustee to determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Tax Law, and (iii) pursuant to Section 707(3) and subject to the limitations set forth therein, to hold the Trustee harmless for any losses it may suffer to the extent it is complying with Applicable Tax Law. The terms of this section shall survive the termination of this Indenture.

ARTICLE VIII

HOLDERS’ LISTS AND REPORTS BY

TRUSTEE AND THE COMPANY

Section 801. The Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(1) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Notes as of such Regular Record Date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and to the extent and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section 801.

Section 802. Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 801 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar; provided, however, that if and so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. Neither the Company nor the Trustee nor any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any agent of either of them, shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

Section 803. Reports by Trustee. Within 60 days after each July 6, beginning with July 6, 2022, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto for so long as any Notes remain Outstanding. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee or any applicable listing agent with each stock exchange upon which any Notes are listed, with the SEC and with the Company. The Company shall notify the Trustee when any Notes are listed on any stock exchange, but any failure to so notify the Trustee shall not constitute a Default or Event of Default by the Company.

ARTICLE IX

AMENDMENT, SUPPLEMENT OR WAIVER

Section 901. Without Consent of Holders. Without the consent of (or notice to) any Holder, the Company, the Trustee and the Note Collateral Agent may amend or supplement this Indenture (including supplemental indentures hereto), any Note or any Note Security Document, for any of the following purposes:

(1) to cure any ambiguity, mistake, omission, defect or inconsistency (as reasonably determined by the Company),

(2) to provide for the assumption by a successor of the obligations of the Company under this Indenture or any Note,

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes,

(4) to add Guarantees with respect to the Notes,

(5) to secure the Notes or to add to the Collateral (including to mortgage, pledge, hypothecate or grant any other Lien in favor of the Note Collateral Agent for the benefit of the Trustee and the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations with respect to the Notes, in any property or assets, including any that are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted, to or for the benefit of the Note Collateral Agent pursuant to this Indenture, any of the Note Security Documents or otherwise),

(6) to evidence a successor Trustee or Note Collateral Agent,

(7) to confirm and evidence the release, termination or discharge of any Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture or any of the Note Security Documents,

(8) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

(9) to effect any amendment or alteration of the terms and conditions of the Notes contemplated under Section 314 in connection with a Benchmark Transition Event, including an amendment of the amount of interest due on the Notes,

(10) to make any change that does not materially adversely affect the rights of any Holder (as reasonably determined by the Company), or

(11) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA (if applicable) or otherwise.

In addition, subject to the terms of Section 902, the Note Security Documents may be amended in accordance with the terms thereof.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 903 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 902. With Consent of Holders. The Company, the Trustee and the Note Collateral Agent may amend or supplement this Indenture (including supplemental indentures hereto), the Notes, the Note Security Documents, as applicable, with the written consent of the Holders of not less than 50% in principal amount of Notes then Outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) and the Holders of not less than 50% in principal amount of Notes then Outstanding by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive any existing Default or Event of Default or compliance by the Company with any provision of this Indenture or the Notes.

Notwithstanding the provisions of this Section 902, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 613, may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver;

(2) reduce the rate of or extend the time for payment of interest on any Note, except in accordance with Section 314;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) reduce the premium payable upon the redemption of any Note, or change the date on which any Note may be redeemed as described in Section 1002 and 1009;

(5) make any Note payable in money other than that stated in such Note;

(6) amend or waive the legal right of any Holder of any Note to receive payment of principal of and interest on such Note on or after the respective Stated Maturity for such principal or Interest Payment Date for such interest expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or Interest Payment Date;

(7) amend or waive Section 407; or

(8) make any change in the amendment or waiver provisions described in this sentence.

In addition, notwithstanding anything to the contrary in this Article IX, without the consent of the Holders of at least 66 2/3% in principal amount of Notes then Outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), no amendment, supplement or waiver may (1) make any change to any Note Security Document, or the specified provisions in this Indenture dealing with the Collateral or the Note Security Documents, that would release all or substantially all of the Collateral from the Liens of the Note Security Documents (except as permitted by the terms of this Indenture and the Note Security Documents) or would change or alter the priority of the security interests in the Collateral in any manner adverse to the Holders in any material respect, or (2) make any other change to any Note Security Document, or the specified provisions in this Indenture dealing with the Collateral or the Note Security Documents, or the application of trust proceeds of the Collateral pursuant to this Indenture, that would adversely affect the Holders in any material respect, in each case other than in accordance with the terms of this Indenture and the Note Security Documents.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 703 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (i) through (viii) of Section 902, in which case the amendment supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

After an amendment, supplement or waiver under this Section 902 becomes effective, the Company shall mail to the Holders, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver.

Section 903. Execution of Amendments, Supplements or Waivers. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver is authorized or permitted or complies with this Indenture, that all conditions precedent to such amendment, supplement or waiver required by this Indenture have been complied with and that such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Section 904. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 904, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note by written notice to the Trustee or the Company, received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 108.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes.

Section 905. [Reserved].

Section 906. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

ARTICLE X

REDEMPTION OF NOTES

Section 1001. Applicability of Article. The Notes shall be redeemable in whole or in part before their Stated Maturity in accordance with this Article X.

Section 1002. Optional Redemption.

(a) The Company may, at its option, after the giving of notice pursuant to Section 1005, redeem the Notes in whole or in part:

(i) prior to July 6, 2022, on one or more occasions, at a redemption price equal to 100% of the aggregate principal amount to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307);

(ii) on and after July 6, 2022 and prior to the Par Call Date, on one or more occasions, at a redemption price equal to 103% of the principal amount to be redeemed plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307); or

(iii) on and after the Par Call Date on one or more occasions, at a redemption price equal to 100% of the aggregate principal amount to be redeemed plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307).

(b) Any redemption of Notes pursuant to this Section 1002 or notice thereof may, at the Company’s discretion, be subject to the satisfaction (or, waiver by the Company in its sole discretion) of one or more conditions precedent.

Section 1003. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Company (or as required by Section 1009) of less than all of the Notes, the Company shall, at least five Business Days (but not more than 60 days (except that such notice may be delivered more than 60 days prior to the Redemption Date if the Redemption Date is delayed as provided in Section 1005)), prior to the date on which notice is required to be mailed or caused to be mailed to Holders pursuant to Section 1005, notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed, but failure to so notify the Trustee shall not invalidate any notice given in accordance with Section 1005 and shall not constitute a Default or Event of Default by the Company.

Section 1004. Selection by Trustee of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee not more than 10 days prior to the Redemption Date (except that such notice may be delivered more than 10 days prior to the Redemption Date if the Redemption Date is delayed as provided in Section 1005), in the case of Physical Notes, on a pro rata basis, and, in the case of Global Notes, on a pro rata basis in accordance with the procedures of the Depositary, provided that if the operational arrangement of the Depositary then in effect do not allow for redemption on a pro rata basis, by lot in accordance with the procedures of the Depositary, in integral multiples of $1,000, although no Note of the Minimum Denomination in original principal amount or less will be redeemed in part.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. On and after the Redemption Date, unless the Company defaults in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note that has been or is to be redeemed.

Section 1005. Notice of Redemption. Subject to the final paragraph of Section 110, notice of redemption as provided in Section 1001 shall be given electronically or, at the Company’s option, by first-class mail, postage prepaid, mailed not less than 10 days nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Note Register.

Any such notice shall state:

(1) the expected Redemption Date;

(2) the redemption price (or the formula by which the redemption price will be determined);

(3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the portion of the respective principal amounts) of the Notes to be redeemed;

(4) that, on the Redemption Date, the redemption price will become due and payable upon each such Note, and that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date; and

(5) the place where such Notes are to be surrendered for payment of the redemption price.

The Company may provide in any redemption notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person designated in such notice; provided that no such designation shall relieve the Company from making such payment or performing such obligations if such other Person so designated shall fail to do the same in accordance with the terms hereof.

In addition, if such redemption or notice is subject to satisfaction (or waiver by the Company in its sole discretion) of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed; provided that, for the avoidance of doubt, no mandatory redemption pursuant to Section 1009 may be conditional.

Notice of such redemption of Notes to be so redeemed at the election of the Company shall be given by the Company or, at the Company’s request (made to the Trustee at least five Business Days (or such shorter period as shall be reasonably satisfactory to the Trustee) prior to the date on which notice will be sent to Holders), by the Trustee in the name and at the expense of the Company. Any such request will set forth the information to be stated in such notice, as provided by this Section 1005.

The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 1006. Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 403) an amount of money sufficient to pay the redemption price of, premium, if any, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date (the “Redemption Amount”).

Section 1007. Notes Payable on Redemption Date. Notice of redemption having been given as provided in this Article X, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price specified herein and from and after such date (unless the Company shall default in the payment of the redemption price or the Paying Agent is prohibited from paying the redemption price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by or on behalf of the Company at the redemption price. Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

On and after any Redemption Date, if money sufficient to pay the redemption price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 1006, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the redemption price of and, subject to the last sentence of the preceding paragraph, any accrued and unpaid interest on such Notes (or portions thereof) to the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).

Section 1008. Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing) and the Company shall execute and (upon receipt of an Authentication Order) the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered (or, if the Note is a global note, an adjustment shall be made to the schedule attached thereto).

Section 1009. Mandatory Redemption Trigger. Promptly, and in any event within one Business Day, after the receipt of proceeds of any redemption (in whole or in part) of the Ambac Note, the Company shall be required to (i) deposit an amount equal to such proceeds in the Sitka Ambac Note Proceeds Collateral Account and (ii) use an amount equal to such proceeds to unconditionally initiate a redemption of the Notes pursuant to the terms of Section 1002; provided that such redemption shall occur between 10 and 30 days following the date of the receipt of such proceeds; provided further that the Company shall not be required to apply any amount in excess of the amount required to redeem all Outstanding Notes.

Any redemption of the Notes initiated in accordance with clause (ii) above shall be at a redemption price equal to:

(1) prior to July 6, 2022, 100% of the aggregate principal amount to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307);

(2) on and after July 6, 2022 and prior to the Par Call Date, 103% of the aggregate principal amount to be redeemed plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307); and

(3) on and after the Par Call Date, 100% of the aggregate principal amount to be redeemed plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307).

ARTICLE XI

NOTE ENHANCEMENT

Section 1101. Secured Notes Policy. The Notes shall have the benefit of the Secured Notes Policy.

Section 1102. Claims. If there occurs an Event of Default under Section 601(a) related to any regularly scheduled payment of principal or interest on the Notes, then the Trustee shall, no later than 12:00 noon New York City time, on the second Business Day after such Event of Default, make a claim under the Secured Notes Policy in an amount equal to the insufficiency in respect of such regularly scheduled principal or interest payment which precipitated such Event of Default in accordance with the terms and conditions of the Secured Notes Policy. All proceeds of claims upon the Secured Notes Policy shall be deposited with the Paying Agent and shall be used solely to pay the amount of such insufficiency (which, for the avoidance of doubt shall cure the related Event of Default), in accordance with the terms hereof.

Section 1103. Preference Claims, Etc.

(a) On any day that the Trustee has actual knowledge or receives notice that any amount of regularly scheduled principal of or interest on the Notes previously paid to the Trustee or to a Holder has been subsequently recovered from the Trustee or such Holder pursuant to a final order of a court of competent jurisdiction that such payment constitutes an avoidable preference within the meaning of any applicable Bankruptcy Law to such Holder (a “Preference Claim”), Trustee shall make a claim within two Business Days upon the Secured Notes Policy for the full amount of such Preference Claim in accordance with the terms of the Secured Notes Policy. Any proceeds of any such Preference Claim received by the Trustee shall be paid directly to the Paying Agent for onward payment to the Holders pursuant to the terms hereof.

(b) The Trustee shall promptly notify AAC of either of the following as to which an authorized officer of the Trustee has received written notice:

(i) the commencement of any proceeding under any Bankruptcy Law by or against the Company; and

(ii) the making of any Preference Claim with respect to any payment of principal of or interest on the Notes.

The Trustee, the Note Collateral Agent and, by its acceptance of the Notes, each Holder, hereby agree that, so long as an Ambac Event of Default shall not have occurred and be continuing, AAC may at any time during the continuation of a proceeding under any Bankruptcy Law against the Company, direct all matters relating to such proceeding, including (A) all matters relating to any Preference Claim, (B) the direction of any appeal of any order relating to any Preference Claim at the expense of AAC and (C) the posting of any surety supersedeas or performance bond pending any such appeal.

Section 1104. Trustee Assignment of Rights. The Trustee, on behalf of the Holders, and the Note Collateral Agent, on behalf of the Secured Parties, shall assign to AAC, and acknowledges that AAC shall be subrogated to, in each case to the fullest extent permitted by applicable law, all of the Trustee’s, the Note Collateral Agent’s, and the Holders’ respective right, title and interest in the Notes and the Collateral to the extent of payments made by AAC under the Secured Notes Policy, including, for the avoidance of doubt, the rights of such Trustee and each Holder in the conduct of any proceeding under any Bankruptcy Law, including all rights of any party to an adversarial proceeding with respect to any court order issued in connection with any such proceeding. Such assignment shall not in any way limit any other rights of subrogation otherwise available to AAC; provided that such assignment shall provide that AAC shall agree to postpone its rights of subrogation so long as any amounts then past due (without giving effect to any grace period) under the Notes, including principal and interest, if any thereon, remain outstanding and such outstanding amounts are Insured Obligations (as defined in the Secured Notes Policy) that have not been paid in full to Holders under the Secured Notes Policy. The Note Collateral Agent and the Trustee shall each take such action as reasonably requested by AAC in connection with such assignment.

Section 1105. Surrender of Secured Notes Policy. The Trustee shall surrender the Secured Notes Policy to AAC upon expiration of the term of the Secured Notes Policy in accordance with the terms of the Secured Notes Policy.

ARTICLE XII

COLLATERAL AND SECURITY

Section 1201. Collateral and Security Documents. From and after the Issue Date, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary Obligations of the Company under this Indenture, the Notes and the Note Security Documents, whether for principal of or premium, if any, or interest on the Notes, fees, expenses, indemnification or otherwise, shall be secured as provided in the Note Security Documents, which define the terms of the Liens that secure the Secured Obligations. The Trustee and the Company hereby acknowledge and agree that the Note Collateral Agent holds the Collateral in trust for the benefit of the Secured Parties, in each case pursuant and subject to the terms of the Note Security Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Note Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and this Indenture, in each case as the same may be in effect or may be amended, supplemented, waived or otherwise modified from time to time in accordance with their terms, and authorizes and directs the Note Collateral Agent to enter into the Note Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. Pursuant and subject to the terms of the Note Security Documents, from and after the Issue Date, the Company shall deliver to the Note Collateral Agent copies of all documents and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 1201, to reasonably assure and confirm to the Note Collateral Agent the security interest in the Collateral contemplated hereby, by the Note Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. From and after the Issue Date, the Company shall use commercially reasonable efforts to take any and all actions reasonably necessary or required to cause (i) the Note Security Documents to create and maintain, as security for the Secured Obligations, a valid and enforceable perfected first priority Lien and security interest in and on all of the Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, as and to the extent contemplated by the Note Security Documents, and (ii) the Ambac Note to create and maintain a valid and enforceable perfected first priority Lien and security interest in and on the Ambac Note Collateral, in favor of the Company, including, in each case, making all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) or recordings and taking all other similar actions as are reasonably necessary or required by the Note Security Documents or the Ambac Note, or that the Note Collateral Agent may reasonably request (to the extent required under the Note Security Documents) in order to maintain and perfect (at the sole cost and expense of the Company) the security interest and liens created by the Note Security Documents in the Collateral or created by the Ambac Note in the Ambac Note Collateral, in each case as a perfected security interest, in each case other than with respect to any Collateral or Ambac Note Collateral the lien or security interest in or on which is not required to be maintained or perfected under the Note Security Documents or the Ambac Note, as applicable. The Company shall continue to have the right to possess and control their property and assets constituting Collateral and exercise all rights with respect thereto, subject to the terms of the Note Security Documents.

Notwithstanding the foregoing, the Company will not be required to take any action in any Foreign Jurisdiction, or required by the laws of any such Foreign Jurisdiction, or to enter into any security agreement or pledge agreement governed by the laws of any such Foreign Jurisdiction, in order to create any security interests (or other Liens) in Collateral located or titled in such Foreign Jurisdiction, or in order to perfect any security interests (or other Liens) in any such Collateral, other than in each case Collateral consisting of the Sitka Ambac Note Proceeds Collateral Account, the Ambac Note or the Tier I Proceeds Collateral Account Control Agreement if the Sitka Ambac Note Proceeds Collateral Account, the Ambac Note or the Tier I Proceeds Collateral Account Control Agreement, in each case, is located in a Foreign Jurisdiction; provided that the Company will enter into the English Share Charge with respect to capital stock of Ambac Assurance UK Limited.

Section 1202. Release of Collateral. (a) Subject to Section 106, the Collateral shall be released from the Lien and security interest created by the Note Security Documents, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of the Note Security Documents or as provided by this Section 1202. Upon such release, all rights in the Collateral shall revert to the Company. The Company will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(1) pursuant to a transfer of Collateral in compliance with Section 409;

(2) pursuant to an amendment or waiver in accordance with Article IX;

(3) pursuant to a transaction in compliance with Section 1103; or

(4) payment in full of (x) the principal of, and premium, if any, together with accrued and unpaid interest on, the Notes and (y) all other Obligations under the Notes, this Indenture and the Note Security Documents that are due and payable at or prior to the time such principal and premium, if any, together with accrued and unpaid interest, is paid.

(b) The Note Collateral Agent and, if necessary, the Trustee shall, at the Company’s expense and upon receipt of an Officer’s Certificate, execute, deliver or acknowledge such instruments or releases to evidence and shall do or cause to be done all other acts reasonably requested by the Company to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to this Indenture or the Note Security Documents. Neither the Trustee nor the Note Collateral Agent shall be liable for any such release undertaken in good faith and in the absence of gross negligence or willful misconduct.

Section 1203. [Reserved].

Section 1204. Suits to Protect the Collateral. Upon the occurrence and during the continuation of an Ambac Event of Default, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may, or may direct the Note Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Note Security Documents; and

(b) collect and receive any and all amounts payable in respect of the obligations hereunder.

Subject to the provisions of the Note Security Documents, the Trustee shall have the power to, or direct the Note Collateral Agent to, institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that the Trustee reasonably believes are unlawful or in violation of any of the Note Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may reasonably deem expedient to preserve or protect the interests of the Note Collateral Agent and the Trustee and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee). Nothing in this Section 1204 shall be considered to impose any such duty or obligation to act on the part of the Trustee or Note Collateral Agent.

Notwithstanding the foregoing, and anything else in this Indenture or the Note Security Documents to the contrary, at all times, (a) AAC will control the RMBS Litigation in all respects (including, without limitation, all decisions as to strategy, settlement, pursuit and abandonment), and none of (x) the Trustee, (y) any holder of the Notes or of any beneficial interest, or (z) the Note Collateral Agent shall have any right to join or participate in the RMBS Litigation in any way and (b) none of (x) the Trustee, (y) any holder of the Notes or of any beneficial interest in the Notes, or (z) the Note Collateral Agent shall sell, transfer, or assign (or direct the Company to sell, transfer, or assign) the Ambac Note without the prior written consent of AAC.

None of (x) the Trustee, (y) any holder of the Notes or of any beneficial interest, or (z) the Note Collateral Agent shall have any third party beneficiary rights under, relating to or in respect of the RMBS Litigation. Each of the Trustee, the Note Collateral Agent and, by its acceptance of the Notes, each Holder, agrees that it shall not, and further agrees that it shall procure that none of its affiliates, representatives, employees, directors, shareholders or agents shall, take any action, whether direct or indirect, that is intended to, or could be reasonably expected to, interfere with, or influence the value, settlement discussions, legal arguments, timing of, the prosecution or resolution, in any way whatsoever, any RMBS Litigation or other litigation to which AAC or the Segregated Account is a party.

Section 1205. Authorization of Receipt of Funds by the Trustee under the Note Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed by the Note Collateral Agent under the Note Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 1206. Purchaser Protected. In no event shall any purchaser or other transferee in good faith of any property or assets purported to be released hereunder be bound to ascertain the authority of the Note Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or assets be under any obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

Section 1207. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII, upon the Company with respect to the release, sale or other disposition of such property or assets may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article XII; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 1208. Reports and Certificates Relating to Collateral. Any release of Collateral permitted by Section 1202 shall be deemed not to impair the Liens under this Indenture and the Collateral Agreement and the other Note Security Documents in contravention thereof.

Section 1209. Note Collateral Agent. (a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Note Collateral Agent as its collateral agent under this Indenture and the Note Security Documents and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Note Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Note Security Documents to exercise such powers and perform such duties as are expressly delegated to the Note Collateral Agent by the terms of this Indenture and the Note Security Documents, together with such powers as are reasonably incidental thereto. The Note Collateral Agent agrees to act as such on the express conditions contained in this Section 1209. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Note Security Documents, the Note Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Note Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Note Security Documents or otherwise exist against the Note Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Note Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Note Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that the Note Collateral Agent is expressly entitled to take or assert under this Indenture and the Note Security Documents, including the exercise of remedies pursuant to Article VI, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.

(b) The Note Collateral Agent may execute any of its duties under this Indenture or the Note Security Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and the Note Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney-in-fact appointed with due care by it hereunder.

(c) No provision of this Indenture shall be construed to relieve the Note Collateral Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of the third and fourth sentences of Section 1209(a); and (ii) the Note Collateral Agent shall not be liable for any error of judgment made in good faith by the Note Collateral Agent, unless it is proved that the Note Collateral Agent was negligent in ascertaining the pertinent facts. The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Note Collateral Agent assumes no responsibility for their correctness. The Note Collateral Agent makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Note Collateral Agent represents that it is duly authorized to execute and deliver this Indenture and the Note Security Documents and perform its obligations hereunder and thereunder. The Note Collateral Agent shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. None of the Note Collateral Agent or any of its agents shall be under any obligation to the Trustee or any Holder to ascertain or inquire as to the observance or performance by the Company of any agreements contained in, or conditions of, this Indenture or the Note Security Documents, or to inspect the properties, books or records of the Company.

(d) The Note Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Note Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Note Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI (subject to this Section 1209); provided, however, that unless and until the Note Collateral Agent has received any such request, the Note Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(e) A resignation or removal of the Note Collateral Agent and appointment of a successor Note Collateral Agent shall become effective only upon the successor Note Collateral Agent’s acceptance of appointment as provided in this Section 1209(e). The Note Collateral Agent may resign in writing at any time by so notifying the Company and the Trustee at least 30 days prior to the proposed date of resignation. The Note Collateral Agent may be removed at any time by the Holders of 33 1/3% in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. The Company may remove the Note Collateral Agent if: (i) the Note Collateral Agent is removed as Trustee under this Indenture; (ii) the Note Collateral Agent fails to meet the requirements for being a Trustee under Section 709; or (iii) the Note Collateral Agent shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Note Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Collateral or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. If the Note Collateral Agent resigns or is removed or if a vacancy exists in the office of Note Collateral Agent for any reason, the Company shall promptly appoint a successor Note Collateral Agent that complies with the eligibility requirements contained in this Indenture. If a successor Note Collateral Agent does not take office within 10 days after the retiring Note Collateral Agent resigns or is removed, the retiring Note Collateral Agent, the Company or the Holders of at least 10.0% in principal amount of the then-outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Note Collateral Agent. A successor Note Collateral Agent shall deliver a written acceptance of its appointment to the retiring Note Collateral Agent and to the Company. Thereupon, the resignation or removal of the retiring Note Collateral Agent shall become effective, and the successor Note Collateral Agent shall have all the rights, powers and the duties of the Note Collateral Agent under this Indenture and the Note Security Documents. The successor Note Collateral Agent shall mail a notice of its succession to the Trustee. The retiring Note Collateral Agent shall promptly transfer all property and assets held by it as Note Collateral Agent to the successor Note Collateral Agent, provided that all sums owing to the Note Collateral Agent hereunder have been paid. Notwithstanding replacement of the Note Collateral Agent pursuant to this Section 1209(e), the Company’s obligations under this Section 1209 and Section 1211 shall continue for the benefit of the retiring Note Collateral Agent and the retiring Note Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Note Collateral Agent under this Indenture.

(f) The Note Collateral Agent shall be authorized to appoint co-note collateral agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Note Security Documents, neither the Note Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Note Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Note Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(g) The Note Collateral Agent and the Trustee, as applicable, are authorized and directed to (i) enter into the Note Security Documents, (ii) bind the Holders on the terms as set forth in the Note Security Documents and (iii) perform and observe its obligations under the Note Security Documents. The Note Collateral Agent and Trustee are hereby authorized to take any action contemplated by the preceding sentence, and any such amendments, amendments and restatements, restatements or waivers of, or supplements, or other modifications to the Note Security Documents shall be effective notwithstanding the provisions of Article IX. It is hereby expressly acknowledged and agreed that in doing so the Trustee and the Note Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, any Note Security Documents, the Trustee and Note Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). The Note Collateral Agent and the Trustee, as applicable, each agrees at the Company’s expense to execute and deliver any amendment to, waiver of, or supplement to any Note Security Document authorized pursuant to Article IX.

(h) The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Note Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against the Company, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(i) Neither the Note Collateral Agent nor the Trustee shall have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or is cared for, protected or insured or has been encumbered, or that the Liens securing the Collateral have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of any Grantor’s (as defined in the Collateral Agreement) property constituting Collateral intended to be subject to the Lien and security interest of the Note Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Note Collateral Agent pursuant to this Indenture or any Note Security Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Note Collateral Agent may act in any manner it may in good faith deem appropriate, in its sole discretion and in accordance with this Indenture, and that the Note Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(j) The Note Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by an authorized officer, unless it is proved that the Note Collateral Agent was negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Note Collateral Agent may agree in writing with the Company (and money held in trust by the Note Collateral Agent need not be segregated from other funds except to the extent required by law), and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Note Collateral Agent shall not be construed to impose duties to act.

(k) If at any time the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payment with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payment received by the Trustee from the Note Collateral Agent pursuant to the terms of this Indenture, or (ii) any payment from the Note Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Note Collateral Agent, in kind, and with any such endorsement as may be required to negotiate the same to the Note Collateral Agent.

(l) The Trustee and the Note Collateral Agent are each Holder’s agents for the purpose of perfecting the Holders’ security interest in assets that can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Note Collateral Agent thereof, and shall deliver such Collateral to the Note Collateral Agent or otherwise deal with such Collateral in accordance with the Note Collateral Agent’s instructions.

(m) The Note Collateral Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company as though the Note Collateral Agent was not the Note Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, the Note Collateral Agent and its Affiliates may receive information regarding the Company (including information that may be subject to confidentiality obligations in favor of the Company) and acknowledge that the Note Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of the Note Collateral Agent to advance funds.

(n) If, following the occurrence of an Event of Default, the Note Collateral Agent shall be directed to take any action on behalf of the Secured Parties regarding the exercise of any voting or consent rights, or similar actions with respect to the Collateral (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls), it must receive specific Corporate Action Instructions from the majority of the Secured Parties. Absent the Note Collateral Agent’s timely receipt of such Corporate Action Instructions, the Note Collateral Agent shall not be liable for failure to take any action relating to or to exercise any such voting, consent or similar rights. “Corporate Action Instructions” for the purposes of this Section 1209(n) means instructions delivered to the Note Collateral Agent by Electronic Means, other than e-mail. Corporate Action Instructions sent by facsimile shall be sent to the following number 844-299-3627 (which such number may be changed from time to time as the Note Collateral Agent may designate in writing).

Section 1210. Compensation and Indemnification. The Note Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 707 (with the references to the Trustee therein applying herein to refer to the Note Collateral Agent).

Section 1211. The Note Security Documents. Each of the Trustee and the Note Collateral Agent is hereby directed and authorized to execute and deliver any Note Security Documents in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Note Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, any Note Security Documents, the Trustee and Note Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Section 1212. Confidentiality. Each of the Note Collateral Agent and the Trustee agrees to keep any information supplied by the Company, any parent of the Company, or any of their respective Subsidiaries or on behalf of the Company or such parent, or any of their respective Subsidiaries or obtained by it based on a review of books and records relating to the Company, any parent of the Company or any of their respective Subsidiaries confidential from anyone other than its Affiliates (provided that each such Affiliate keeps such information confidential in accordance herewith) and to use (and cause such Affiliate to use) such information only in connection with the duties specifically set forth in this Indenture and the Note Security Documents; provided that nothing herein shall prevent the Note Collateral Agent, the Trustee or any such Affiliate from disclosing such information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over the Note

Collateral Agent, the Trustee or any such Affiliate, (c) that had been publicly disclosed other than as a result of a disclosure by the Note Collateral Agent, the Trustee or any such Affiliate that is prohibited by the terms of this Section 1212, (d) already in the Note Collateral Agent’s, the Trustee’s or any such Affiliate’s possession (other than information provided to the Note Collateral Agent, the Trustee or any such Affiliate known by the Note Collateral Agent, the Trustee or such Affiliate to be subject to any confidentiality agreement or undertaking in favor of the Company, any parent of the Company, or any of their respective Subsidiaries) prior to its receipt of such information from the Company or such parent or any of their respective Subsidiaries or from another Person supplying it on behalf of the Company or such parent or any of their respective Subsidiaries or from its review of books and records described above (as the case may be), (e) in connection with any litigation to which the Note Collateral Agent, the Trustee or any such Affiliate may be a party, to the extent compelled by legal process in such litigation, (f) to the extent necessary or advisable in connection with the exercise of any remedy hereunder, or (g) to the Note Collateral Agent’s, the Trustee’s or any such Affiliate’s legal counsel and independent auditors; provided that such counsel and auditors keep such information confidential in accordance herewith; provided that, in the case of clause (a), (b) or (e), the Note Collateral Agent or the Trustee, as applicable, shall, to the extent practicable and legally permissible, notify the Company of the proposed disclosure as far in advance of such disclosure as practicable and use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

SITKA HOLDINGS, LLC

By:	/s/ David Trick
Name: David Trick Title: Executive Vice President, Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter Title: Vice President

THE BANK OF NEW YORK MELLON, as Note Collateral Agent

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter Title: Vice President

EXHIBIT A

Form of Note1

(FACE OF NOTE)

SITKA HOLDINGS, LLC

Floating Rate Senior Secured Notes due 2026

CUSIP No. [     ]2

No. __________     $ ________

Sitka Holdings, LLC, a limited liability company formed under the laws of the Cayman Islands (together with its successors and assigns, the “Company”), promise to pay to ________________________, or its registered assigns, the principal sum of $________________ ([                     ] United States Dollars) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 312 and 313 of the Indenture referred to on the reverse hereof3 (the “Principal Amount”) on the earlier of (x) July 6, 2026 and (y) the date that is five Business Days prior to the date on which Notes are still outstanding and for which the OCI has approved the repayment of all of the outstanding principal amount of all Surplus Notes issued by AAC (each as defined in the Indenture).

The Company promises to pay interest quarterly in arrears on the last day of each calendar quarter of each year, commencing September 30, 2021, at a per annum rate equal to Three-Month LIBOR (as defined in the Indenture) reset quarterly (with a 0.75% floor) plus 4.50% (subject to adjustment as provided in the Indenture), until the Principal Amount is paid or made available for payment. Starting on the first Interest Payment Date, interest on each Note will accrue from and including the last Interest Payment Date to which the Company has paid, or duly provided for the payment of, interest on that Note to but excluding the next succeeding Interest Payment Date. No interest will accrue on the Notes for the day which the Notes mature. The Company (or its Designee) shall determine the Interest Rate (as may be modified pursuant to Section 314(c) of the Indenture) on each LIBOR Interest Determination Date (or such other determination date as may be determined pursuant to Section 314(c) of the Indenture). If the Company (or its Designee) determine on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month LIBOR (or the then-current Benchmark, as applicable), then the provisions set forth in Section 314(c) of the Indenture will thereafter apply to all determinations of the rate of interest payable on the Notes.

[1]	Insert any applicable legends from Article II.
[2]	Insert applicable CUSIP.
[3]	Include only if the Note is issued in global form.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15, June 15, September 15, or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Defaulted Interest Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office of the applicable Paying Agent, or such other office or agency of the Company maintained for that purpose; provided, however, that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SITKA HOLDINGS, LLC, a limited liability company formed under the laws of the Cayman Islands

By:
Name: Title:

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON As Trustee

By
Authorized Signatory

Dated:

(REVERSE OF NOTE)

This Note is one of the duly authorized issue of Floating Rate Senior Secured Notes due 2026 of the Company (herein called the “Notes”), issued under an Indenture, dated as of July 6, 2021 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company, as issuer, and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and note collateral agent (herein called the “Note Collateral Agent”, which term includes any successor Note Collateral Agent under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and Holders are referred to the Indenture for a statement of such terms. To the maximum extent permitted by law, in the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Notes will be redeemable, at the Company’s option, in whole or in part, as provided in the Section 1002 of the Indenture. Under certain circumstances, the Notes will be mandatorily redeemable as provided in Section 1009 of the Indenture.

The Notes will not be entitled to the benefit of a sinking fund.

If an Ambac Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of and accrued but unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided (including certain amendments that require the consent of each affected Holder), the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 50% in principal amount of the Outstanding Notes (as such terms are defined in the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Notes (as such terms are defined in the Indenture), on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Ambac Event of Default with respect to the Notes, the Holders of not less than 25.0% in principal amount of the Notes at the time Outstanding (which contain such Ambac Event of Default) shall have made written request to the Trustee to pursue such remedy in respect of such Ambac Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense, and the Trustee shall not have received from the Holders of 66 2/3% in principal amount of Outstanding Notes (as such terms are defined in the Indenture) a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in fully registered form without coupons in minimum denominations of $250,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, any other obligor in respect of this Note, the Trustee and any agent of the Company, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.

No director, officer, employee, incorporator or stockholder, as such, of the Company, the parent of the Company, or any Subsidiary of any thereof shall have any liability for any obligation of the Company under the Indenture or the Notes, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THIS NOTE AND (BY ITS ACCEPTANCE OF THIS NOTE) THE HOLDER HEREOF AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decreases in Principal Amount of this Global Note	Amount of increases in Principal Amount of this Global Note	Principal amount of this Global Note following such decreases or increases	Signature of authorized signatory of Trustee or Notes Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Sitka Holdings, LLC

c/o Ambac Financial Group, Inc.

Attention: General Counsel

1 World Trade Center, 41st Floor

New York, NY 10007

The Bank of New York Mellon

111 Sanders Creek Parkway

East Syracuse, NY 13057

Re: Floating Rate Senior Secured Notes due 2026 (the “Notes”)

Reference is hereby made to the Indenture, dated as of July 6, 2021 (the “Indenture”), among Sitka Holdings, LLC, as issuer (the “Company”), and The Bank of New York Mellon, as trustee and as note collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. As used herein, “Restricted Global Note” means a Global Note that is a Restricted Security.

______________________ (the “Transferor”) owns and proposes to transfer the Notes or interest in such Notes specified in Annex A hereto, in the principal amount of $___________ in such Notes or interests (the “Transfer”), to ______________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Restricted Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, that is also a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Restricted Physical Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S as applicable under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person inconsistent with the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Physical Note and the Indenture and the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Physical Note and in the Indenture and the Securities Act.

3. ☐ Check if Transfer is Pursuant to Other Exemption. The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States.

4. The Transferor has provided notice of the transfer restrictions described in the Indenture to the Transferee.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:
Title:

Dated: _______________, 20__

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ Rule 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(b)	☐ a Restricted Physical Note.

2.	After the Transfer the Transferee will hold, in accordance with the terms of the Indenture:

[CHECK ONE]

(a)	a beneficial interest in the:

(i)	☐ Rule 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________),

(b)	☐ a Restricted Physical Note.

EXHIBIT C

FORM OF COLLATERAL AGREEMENT

C-1

EXHIBIT D

FORM OF AMBAC NOTE

D-1